                                                                   EXHIBIT 10.25

                    364-DAY/1-YEAR TERM-OUT CREDIT AGREEMENT



                            DATED AS OF JUNE 20, 2002

                                      AMONG

                        VISTEON CORPORATION, AS BORROWER,

                                THE SEVERAL BANKS
                        FROM TIME TO TIME PARTIES HERETO,

                              JPMORGAN CHASE BANK,
                            AS ADMINISTRATIVE AGENT,

                                       AND

                              BANK OF AMERICA N.A.,
                              AS SYNDICATION AGENT




                              ---------------------



                         J.P. MORGAN SECURITIES INC. AND
                        BANC OF AMERICA SECURITIES, LLC,
                  AS JOINT LEAD ARRANGERS AND JOINT BOOKRUNNERS

                                TABLE OF CONTENTS

                                                                                                             PAGE
                                                                                                             ----
SECTION 1.   DEFINITIONS.......................................................................................1


SECTION 2.   THE LOANS........................................................................................12

       2.1   The Commitment; Termination Date; Increase in Commitments........................................12
       2.2   Proceeds of Loans................................................................................14
       2.3   Facility Fee; Utilization Fee....................................................................14
       2.4   Mark-to-Market...................................................................................15
       2.5   Optional Termination or Reduction of Commitments.................................................15
       2.6   Notice of Borrowing; Procedure...................................................................16
       2.7   CAF Advances.....................................................................................17
       2.8   Procedure for CAF Advance Borrowing..............................................................17
       2.9   CAF Advance Payments.............................................................................21
       2.10  Certain Restrictions.............................................................................21
       2.11  Promise to Pay CAF Advances; Evidence of CAF Advances............................................21
       2.12  Extension of Term of Loans; Conversion of Loans..................................................22
       2.13  Register.........................................................................................24
       2.14  Interest Rates...................................................................................25
       2.15  Interest Payment Dates...........................................................................25
       2.16  Overdue Principal and Interest...................................................................26
       2.17  Dates for Payment or Optional Prepayment of Principal............................................26
       2.18  Optional Prepayment on Other Dates; Reimbursement for Certain Costs..............................27
       2.19  Method of Payment................................................................................27
       2.20  Pro Rata Treatment and Payments..................................................................28
       2.21  Limitation on Eurocurrency Tranches..............................................................29
       2.22  Repayment of Bilateral Obligations; Termination of Bilateral Commitments.........................29

SECTION 3.   [RESERVED].......................................................................................29


SECTION 4.   GUARANTEE OF LOANS TO AFFILIATES.................................................................29


SECTION 5.   CONDITIONS TO LOANS AND CAF ADVANCES.............................................................31

       5.1   Each Loan or CAF Advance to the Company or any Affiliate.........................................31
       5.2   First Loan or CAF Advance to the Company or any Affiliate........................................32

SECTION 6.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................................................33

       6.1   Corporate Authority of the Company, etc..........................................................33
       6.2   Financial Statements.............................................................................34

                                                                                                             PAGE
                                                                                                             ----
       6.3   Litigation........................................................................................34
       6.4   Use of Proceeds...................................................................................34
       6.5   Compliance with ERISA.............................................................................35

SECTION 7.   COVENANTS.........................................................................................35

       7.1   Reports; Certificate as to Default................................................................35
       7.2   Further Information...............................................................................36
       7.3   Liens.............................................................................................36
       7.4   Sale-Leasebacks...................................................................................36
       7.5   Mergers and Consolidations........................................................................37
       7.6   Additional Covenants..............................................................................37
       7.7   ERISA.............................................................................................38
       7.8   Notification......................................................................................38
       7.9   Consolidated Leverage Ratio.......................................................................38

SECTION 8.   DEFAULT...........................................................................................38

       8.1   Defaults Relating to the Company..................................................................38
       8.2   Defaults Relating to Affiliates...................................................................40
       8.3   Defaults Relating to Bankruptcy of the Company....................................................41
       8.4   [Reserved]........................................................................................41

SECTION 9.   ASSIGNMENT; PARTICIPATIONS........................................................................41

       9.1   Assignment........................................................................................41
       9.2   Participation.....................................................................................43

SECTION 10.  CHANGE IN CIRCUMSTANCES...........................................................................44

      10.1   Basis for Determining Interest Rate Inadequate or Unfair..........................................44
      10.2   Illegality........................................................................................45
      10.3   Increased Cost....................................................................................45
      10.4   Withholding Taxes.................................................................................48
      10.5   Replacement of Banks..............................................................................50

SECTION 11.  THE AGENTS........................................................................................51

      11.1   Appointment.......................................................................................51
      11.2   Delegation of Duties..............................................................................51
      11.3   Exculpatory Provisions............................................................................51
      11.4   Reliance by Administrative Agent..................................................................52
      11.5   Notice of Default.................................................................................52
      11.6   Non-Reliance on Agents and Other Banks............................................................52
      11.7   Indemnification...................................................................................53
      11.8   Agent in Its Individual Capacity..................................................................53
      11.9   Successor Administrative Agent....................................................................54
     11.10   Syndication Agent.................................................................................54

                                                                                                               PAGE
                                                                                                               ----
SECTION 12.   MISCELLANEOUS.....................................................................................54

         12.1   Notices.........................................................................................54
         12.2   Term of Agreement...............................................................................55
         12.3   No Waivers......................................................................................55
         12.4   New York Law and Jurisdiction...................................................................55
         12.5   Entire Agreement................................................................................56
         12.6   Payment of Certain Expenses.....................................................................56
         12.7   Judgment Currency...............................................................................57
         12.8   Changes, Waivers, etc.; Adjustments.............................................................58
         12.9   Severability....................................................................................59
         12.10  Successors and Assigns..........................................................................59
         12.11  Counterparts....................................................................................59
         12.12  Third Party Beneficiaries.......................................................................59
         12.13  Electronic Recording............................................................................59
         12.14  Aggregation or Comparison of Amounts in Different Currencies; Calculation of Certain Fees.......59

                    364-DAY/1-YEAR TERM-OUT CREDIT AGREEMENT


         This 364-DAY/1-YEAR TERM-OUT CREDIT AGREEMENT, dated as of June 20, 2002, is among VISTEON CORPORATION, a Delaware corporation (the "Company"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Banks"), JPMORGAN CHASE BANK, a New York banking corporation, as administrative agent (the "Administrative Agent"), and BANK OF AMERICA N.A., as syndication agent (the "Syndication Agent").

         The Company desires to obtain a revolving credit facility for itself and its Affiliates in the aggregate amount of U.S. $775,000,000 or the Equivalent thereof (as hereinafter defined) at any one time outstanding, and the Banks and Administrative Agent are willing to provide such revolving credit facility and to make Loans to the Company and the Affiliates, subject to the terms and conditions set forth below.

SECTION 1. DEFINITIONS

         The following terms, as used herein, have the following respective meanings:

         "Accession Memorandum" means a memorandum of an Affiliate substantially in the form of Exhibit A hereto evidencing the Affiliate's agreement to be bound by the terms of this Agreement; provided that such a memorandum shall contain such changes or additional provisions as may be deemed necessary by mutual agreement of the Administrative Agent, the Affiliate and the Company.

         "Administrative Agent" has the meaning set forth in the preamble, it being understood that matters concerning Foreign Currency Loans will be administered by J.P. Morgan Europe Limited and therefore all notices concerning such Foreign Currency Loans will be required to be given at the Foreign Currency Notice Office.

         "Affected Foreign Currency" has the meaning set forth in Section 10.1.

         "Affiliate" means any direct or indirect majority-owned subsidiary of the Company and any partnership of which the Company or a direct or indirect majority-owned subsidiary of the Company is a general or unlimited partner. For purposes of this definition, "majority-owned" means ownership of more than 50% of the capital stock of or other equity interest in, or more than 50% of the voting power with respect to, an entity.

         "Affiliate Event of Default" has the meaning set forth in Section 8.2.

         "Agents" means the Administrative Agent and the Syndication Agent collectively.

         "Aggregate Commitments" means, at any time, the aggregate amount of the Commitments then in effect. The original amount of the Aggregate Commitments is $775,000,000.

         "Aggregate Exposure" means, with respect to any Bank at any time, an amount equal to the principal amount of such Bank's Commitment then in effect or, if the Commitments have been terminated, the principal amount of the Loans held by such Bank then outstanding.

         "Aggregate Exposure Percentage" means, with respect to any Bank at any time, the ratio (expressed as a percentage) of such Bank's Aggregate Exposure at such time to the Aggregate Exposure of all Banks at such time.

         "Aggregate Extensions of Credit" means at any time, the aggregate amount of Extensions of Credit of the Banks outstanding at such time.

         "Aggregate Loans" means the total principal amount of all outstanding Loans.

         "Agreement" means this 364-Day/1-Year Term-Out Credit Agreement, together with the exhibits hereto, as amended from time to time.

         "Annual Report" has the meaning set forth in Section 7.1(a).

         "Assignment and Acceptance" means an Assignment and Acceptance, substantially in the form of Exhibit G.

         "Augmenting Bank" has the meaning set forth in Section 2.1(c).

         "Available Commitment" means as to any Bank at any time, an amount equal to the excess, if any, of (a) such Bank's Commitment then in effect over
(b) such Bank's Extensions of Credit then outstanding.

         "Banks" has the meaning provided in the preamble hereto; provided, that unless the context otherwise requires, each reference herein to the Banks shall be deemed to include any Conduit Bank.

         "Bank's Actual Reserve Cost" has the meaning set forth in Section 10.3(b).

         "Base Rate" means for any day the greater of (i) an annual rate of interest equal to that announced generally from time to time by the Administrative Agent at its Domestic Lending Office as its prime rate, base rate or equivalent rate and in effect on such day and (ii) the Federal Funds Effective Rate plus 0.50%.

         "Base Rate Loan" means any loan hereunder denominated in United States dollars which the Company (on behalf of itself or an Affiliate) specifies pursuant to Section 2.6 or Section 2.12 as a Base Rate Loan.

         "Base Rate Margin" means 0.00%.

         "Benefitted Bank" has the meaning set forth in Section 12.8(b).

         "Bilateral Revolving Credit Agreements" means the bilateral Five-Year Credit Agreements and the bilateral 364-Day/2-Year Term-Out Credit Agreement entered into between the Company and certain Banks prior to the Effective Date.

         "Borrowing" means a borrowing hereunder consisting of a Loan made to the Company or an Affiliate by any Bank. A Borrowing is a "Domestic Borrowing" if such Loan is a Domestic Loan, a "Eurocurrency Borrowing" if such Loan is a Eurocurrency Loan or a "Foreign Currency Borrowing" if such Loan is a Foreign Currency Loan.

         "CAF" means the competitive advance facility contemplated in Section
2.7.

         "CAF Advance" means each CAF Advance made pursuant to Section 2.7.

         "CAF Advance Availability Period" means the period from and including the Effective Date to and including the date which is 14 days prior to the Termination Date.

         "CAF Advance Confirmation" means each confirmation by the Company of its acceptance of CAF Advance Offers, which confirmation shall be substantially in the form of Exhibit E and shall be delivered to the Administrative Agent by facsimile transmission.

         "CAF Advance Interest Payment Date" means as to each CAF Advance, each interest payment date specified by the Company for such CAF Advance in the related CAF Advance Request.

         "CAF Advance Maturity Date" means as to any CAF Advance, the date specified by the Company pursuant to Section 2.8(d)(ii) in its acceptance of the related CAF Advance Offer.

         "CAF Advance Offer" means each offer by a Bank to make CAF Advances pursuant to a CAF Advance Request, which offer shall contain the information specified in Exhibit D and shall be delivered to the Administrative Agent by telephone, immediately confirmed by facsimile transmission.

         "CAF Advance Request" means each request by the Company for Banks to submit bids to make CAF Advances, which request shall contain the information in respect of such requested CAF Advances specified in Exhibit C and shall be delivered to the Administrative Agent in writing, by facsimile transmission, or by telephone, immediately confirmed by facsimile transmission.

         "CAF Borrowing Date" means any Domestic Business Day (in the case of Fixed Rate CAF Advances) or Eurodollar Business Day (in the case of LIBO Rate CAF Advances) or any Foreign Currency Business Day (in the case of CAF Advances denominated in a Foreign Currency) specified in a notice pursuant to Section 2.8(a) as a date on which the Company requests the Banks to make CAF Advances hereunder.

         "Commitment" means, as to any Bank, the obligation of such Bank, if any, to make Loans in an aggregate principal amount not to exceed the amount set forth under the heading "Revolving Commitment" opposite such Bank's name on
Schedule 1 or in the Assignment and

Acceptance pursuant to which such Bank became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.

         "Commitment Quarter" means each of the respective three-month periods during the term of this Agreement ending on September 30, December 31, March 31 and June 30.

         "Conduit Bank" means any special purpose corporation organized and administered by any Bank for the purpose of making Loans otherwise required to be made by such Bank and designated by such Bank in a written instrument; provided, that the designation by any Bank of a Conduit Bank shall not relieve the designating Bank of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Bank fails to fund any such Loan, and the designating Bank (and not the Conduit Bank) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Bank, and provided, further, that no Conduit Bank shall (a) be entitled to receive any greater amount pursuant to
Section 2.18, 10.3, 10.4 or 12.6 than the designating Bank would have been entitled to receive in respect of the extensions of credit made by such Conduit Bank or (b) be deemed to have any Commitment.

         "Consolidated EBITDA" means for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, (c) amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (d) depreciation and amortization expense, (e) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (f) any non-recurring expenses or losses, and (g) with respect to any discontinued operation, any loss resulting therefrom; and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (i) to the extent included in the statement of such Consolidated Net Income for such period, any non-recurring income or gains or (ii) with respect to any discontinued operation, any gain resulting therefrom, all as determined on a consolidated basis. For the purposes of calculating Consolidated EBITDA during any four quarter period in which a Material Acquisition or a Material Disposition has occurred, Consolidated EBITDA for such period shall be calculated after giving pro forma effect to such Material Acquisition or Material Disposition as if such Material Acquisition or Material Disposition occurred on the first day of such four quarter period.

         "Consolidated Leverage Ratio" means as of the end of any fiscal quarter, the ratio of (a) Consolidated Total Debt as of such date to (b) Consolidated EBITDA for the period of four fiscal quarters ending as of such date.

         "Consolidated Net Income" means for any period, the consolidated net income (or loss) of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

         "Consolidated Total Assets" means, as of the date of determination, all amounts that would, in conformity with GAAP, be set forth opposite the caption "total assets" (or any like caption) on a consolidated balance sheet of the Company and its Subsidiaries at such date.

         "Consolidated Total Debt" means, as of any date and without duplication, the aggregate principal amount of all Indebtedness of the Company and its Subsidiaries on a consolidated basis minus Consolidated Total Net Cash as of such date.

         "Consolidated Total Net Cash" means, as of any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption "cash and cash equivalents" (or any like caption) on a consolidated balance sheet of the Company and its Subsidiaries at such date.

         "Domestic Business Day" means any day, except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or obligated by law or regulation to close.

         "Domestic Funding Office" means the office of the Administrative Agent specified in Exhibit F hereto or such other office as may be specified from time to time by the Administrative Agent by written notice to the Company and the Banks as its funding office for the purpose of funding or payment of Domestic Loans.

         "Domestic Lending Office" means, as to any Bank, the office, branch or affiliate of such Bank in the continental United States as it may from time to time designate as the Domestic Lending Office by notice to the Administrative Agent.

         "Domestic Loan" means any Loan made pursuant to Section 2.1 denominated in United States dollars which the Company (on behalf of itself or an Affiliate) specifies pursuant to Section 2.6 or Section 2.12 as a Base Rate Loan.

         "Effective Date" means June 20, 2002.

         "Equivalent" means, in relation to any amount in United States dollars, at any date, the amount obtained by converting such amount in United States dollars into a specified Foreign Currency at the Exchange Rate for such Foreign Currency, or vice versa, as applicable.

         "ERISA" means the Employee Retirement Income Security Act of 1974 of the United States, as amended.

         "Euro" means the single currency of participating Member States of the European Union that adopt a single currency in accordance with the Treaty on European Union signed on February 7, 1992.

         "Eurocurrencies" means United States dollars and Foreign Currencies.

         "Eurodollar Business Day" means any day, except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or obligated by law or regulation to close, on which commercial banks in New York City are open for trading in United States dollar deposits in the interbank eurodollar market.

         "Eurodollar Funding Office" means the office of the Administrative Agent specified in Exhibit F hereto or such other office as may be specified from time to time by the Administrative Agent by written notice to the Company and the Banks as its funding office for the purpose of funding or payment of Eurocurrency Loans which are denominated in United States dollars.

         "Eurodollar Lending Office" means, as to any Bank, the office, branch or affiliate of such Bank as it may from time to time designate as the Eurodollar Lending Office by notice to the Administrative Agent.

         "Eurocurrency Loan" means any Loan made pursuant to Section 2.1 denominated in any Eurocurrency which the Company (on behalf of itself or an Affiliate) specifies pursuant to Section 2.6 or Section 2.12 as a Eurocurrency Loan.

         "Eurocurrency Margin" means (i) prior to and including the Termination Date, 0.605%, and (ii) after the Termination Date, 0.855%; provided, however, that in the event the Commitments are terminated pursuant to Section 8.1 or after the Termination Date Loans remain outstanding hereunder, the Eurocurrency Margin shall automatically be increased for any period during which Loans may be outstanding after such termination or the Termination Date, as the case may be, by an amount equal to 0.12%.

         "Eurocurrency Tranche" means the collective reference to Eurocurrency Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

         "Event of Default" has the meaning set forth in Section 8.1.

         "Event of Default - Bankruptcy" has the meaning set forth in Section
8.3.

         "Exchange Rate" means on any day, with respect to any currency, the rate at which such currency may be exchanged into any other currency, as set forth at approximately 11:00 a.m., London time, on such date on the Reuters World Currency Page for such currency. In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be selected by the Administrative Agent, or, in the event no such service is selected, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m., local time, on such date for the purchase of the relevant currency for delivery two Foreign Currency Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the Company, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be presumed correct absent manifest error.

         "Extensions of Credit" means as to any Bank at any time, the aggregate principal amount of all Loans held by such Bank then outstanding.

         "Facility Fee" has the meaning set forth in Section 2.3(a).

         "Federal Funds Effective Rate" means for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Domestic Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Domestic Business Day, the average of the quotations for the day of such transactions received by JPMorgan Chase Bank from three federal funds brokers of recognized standing selected by it.

         "Federal Reserve Board" means the Board of Governors of the Federal Reserve System of the United States, or any successor thereto.

         "Fee Payment Date" means each of (a) the tenth Domestic Business Day following the last day of each Commitment Quarter and (b) the Termination Date.

         "Five-Year Revolving Credit Agreement" means the Five-Year Revolving Loan Credit Agreement dated as of June 20, 2002 among Visteon Corporation, the several banks from time to time parties thereto, JPMorgan Chase Bank, as administrative agent, and Bank of America N.A., as syndication agent.

         "Five Year Term Loan Agreement" means the $250,000,000 Five-Year Term Loan Credit Agreement, to be dated on or about June 24, 2002, among Visteon Corporation, the several banks from time to time parties thereto, JPMorgan Chase Bank, as administrative agent, and Bank of America N.A., as syndication agent.

         "Fixed Rate CAF Advance" means any CAF Advance made pursuant to a Fixed Rate CAF Advance Request.

         "Fixed Rate CAF Advance Request" means any CAF Advance Request requesting the Banks to offer to make CAF Advances at a fixed rate (as opposed to a rate composed of the LIBO Rate plus (or minus) a margin).

         "Foreign Currency" means (a) with respect to Loans, British Pounds Sterling and the euro and (b) with respect to CAF Advances, British Pounds Sterling, euros and any other freely-convertible currency agreed upon by the Company, the Administrative Agent and the Bank making such CAF Advance.

         "Foreign Currency Business Day" means any day, except a Saturday, Sunday or other day on which the commercial banks in London, England are authorized or obligated by law or regulation to close, on which the commercial banks in London, England are open for international business (including dealings in deposits in the relevant currency in the interbank eurocurrency market), provided that when used in connection with (a) Foreign Currency Loans or CAF Advances denominated in euros, the term "Foreign Currency Business Day" shall also exclude any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System (TARGET) (or, if such clearing system ceases to be operative, such other clearing system (if any) determined by the Administrative Agent to be a suitable replacement) is not open for settlement of payment in euros and (b) CAF Advances denominated in any currency other than United States dollars, the term "Foreign Currency Business Day" shall also exclude any day on which banks in (i) the jurisdiction of the account to which the proceeds of such CAF Advance are to be disbursed, and (ii) the jurisdiction in which payments of principal of and interest on such CAF Advance are to be made are authorized or required by law to remain closed.

         "Foreign Currency Funding Office" means the office of the Administrative Agent specified in Exhibit F hereto or such other office as may be specified from time to time by the Administrative Agent by written notice to the Company and the Banks as its funding office for the purpose of funding or payment of Foreign Currency Loans or CAF Advances denominated in a Foreign Currency.

         "Foreign Currency Lending Office" means, as to any Bank, the office, branch or affiliate of such Bank as it may from time to time designate as the Foreign Currency Lending Office by notice to the Administrative Agent.

         "Foreign Currency Loans" means any Eurocurrency Loan hereunder denominated in a Foreign Currency.

         "Foreign Currency Notice Office" means the Administrative Agent's office located at 125 London Wall, London or such other office in London as may be designated by the Administrative Agent by written notice to the Company and the Banks.

         "GAAP" means generally accepted accounting principles in the United States as applied to the Company.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

         "Gross-up" means the amount payable to the Administrative Agent or any Bank to account for required deductions for withholding taxes as provided in
Section 10.4.

         "Guarantee" means the guarantee and other obligations of the Company set forth in Section 4.

         "Guaranteed Obligations" has the meaning set forth in Section 4.

         "Increasing Bank" has the meaning set forth in Section 2.1(c).

         "Indebtedness" means, as of any date, the amount outstanding on such date under notes, bonds, debentures, commercial paper, or other similar evidences of indebtedness for money borrowed.

         "Interest Period" means with respect to each Eurocurrency Loan:

             (a) initially, the period commencing on the date of Borrowing with respect to such Loan (or in the case of a Loan which has been converted into a Eurocurrency Loan, on the date specified in Section 2.12) and ending one, two, three or six months thereafter, as the Company (on behalf of itself or an Affiliate) may elect pursuant to Section 2.6 or Section 2.12; and

             (b) thereafter, each period commencing on the last day of the next preceding Interest Period for such Borrowing and ending one, two, three or six months thereafter, as the Company (on behalf of itself or an Affiliate) may elect pursuant to Section 2.12;

         provided, however, that:

                  (i) any such Interest Period which would otherwise end on a day which is not a Eurodollar Business Day (or a Foreign Currency Business Day, in the case of Loans denominated in a Foreign Currency) shall be extended to the next succeeding Eurodollar Business Day or Foreign Currency Business Day, as the case may be, unless such Eurodollar Business Day or Foreign Currency Business Day, as the case may be, falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day or Foreign Currency Business Day, as the case may be,

                  (ii) any such Interest Period which begins on the last
             Eurodollar Business Day or Foreign Currency Business Day, as the case may be, of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on a day which is the last Eurodollar Business Day or Foreign Currency Business Day, as the case may be, of the applicable calendar month; and

                  (iii) the Company (on behalf of itself or an Affiliate) may not elect an Interest Period that would end later than one year less one day after the Termination Date.

         "LIBO Rate" means with respect to any Eurocurrency Loan or LIBO Rate CAF Advance for any Interest Period, the London interbank offered rate for deposits in the relevant currency appearing on Telerate Page 3750 (or in the case of a Foreign Currency Borrowing, the rate appearing on the Page for the applicable Foreign Currency) as of 11:00 a.m. (London, England time) two Eurodollar Business Days prior to the beginning of such Interest Period for the period commencing on the date of such Eurocurrency Loan or LIBO Rate CAF Advance and ending on a maturity date comparable to that of the applicable Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or, in the case of Foreign Currencies, the applicable Page of the Telerate screen), the "LIBO Rate" shall be determined by reference to such other comparable publicly available service for displaying eurocurrency rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered deposits in identical currencies at or about 11:00 a.m., local time, two Foreign Currency Business Days prior to the beginning of such Interest Period in the interbank eurocurrency market where its eurocurrency and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

         "LIBO Rate CAF Advance" means any CAF Advance made pursuant to a LIBO Rate CAF Advance Request.

         "LIBO Rate CAF Advance Request" means any CAF Advance Request requesting the Banks to offer to make CAF Advances at an interest rate equal to the LIBO Rate plus (or minus) a margin.

         "Lien" means any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.

         "Loan" means any Domestic Loan or Eurocurrency Loan.

         "Mandatory Cost Rate" has the meaning set forth in Section 10.3.

         "Mark-to-Market Day" has the meaning set forth in Section 2.4.

         "Material Acquisition" means any one or more acquisitions of any business entity or entities, or of any operating unit or units of any business entity or entities, that become consolidated with the Company in accordance with GAAP and that involve the payment of consideration (including, without limitation, the assumption of debt) by the Company and its Subsidiaries in excess of $25,000,000 in the aggregate during any Commitment Quarter.

         "Material Disposition" means any one or more dispositions by the Company or a Subsidiary of any business entity or entities, or of any operating unit or units of the Company or a Subsidiary, that become unconsolidated with the Company in accordance with GAAP and that involve the receipt of consideration by the Company and its Subsidiaries in excess of $25,000,000 in the aggregate during any Commitment Quarter.

         "Maturity Date" means (a) for any Base Rate Loan, the date which is one year less one day after the Termination Date or, (b) for any Eurocurrency Loan the last day of the final Interest Period for such Loan specified by the Company (on behalf of itself or an Affiliate) pursuant to Section 2.6 or Section 2.12.

         "National Currency Unit" means a non-decimal expression of the euro based upon a fixed conversion rate between the euro and the former national currency of a Participating Member State, as contemplated by Council Regulation
(EC) No. 1103/97 dated June 17, 1997.

         "Normal Banking Hours" with respect to the Notice Office of the Administrative Agent means the period from 9:00 a.m. to 5:00 p.m. in the time zone in which the Notice Office is located on a Domestic Business Day.

         "Note" means any promissory note evidencing Loans.

         "Notice Office" means the office of the Administrative Agent in the continental United States specified as such in Exhibit F hereto or such other office of the Administrative Agent in the continental United States as it may hereafter designate as the Notice Office by notice to the Company.

         "Obligations" means the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and CAF Advances and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company and any Affiliate, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, CAF Advances and all other obligations and liabilities of the Company (and its Affiliates) to the Administrative Agent or to any Bank, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other document made, delivered or given in connection herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Bank that are required to be paid by the Company pursuant hereto) or otherwise.

         "Participant" has the meaning set forth in Section 9.2.

         "Participating Member State" means a Member State of the European Union that has adopted, and is at the time of inquiry utilizing, the euro as its currency.

         "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

         "Plan" means an employee benefit plan or other plan (other than a multi-employer benefit plan) maintained by the Company for employees of the Company and certain Affiliates and covered by Title IV of ERISA.

         "Quarterly Report" has the meaning set forth in Section 7.1(b).

         "Register" has the meaning set forth in Section 2.13.

         "Regulation D" has the meaning set forth in Section 10.3(a).

         "Regulatory Change" has the meaning set forth in Section 10.3(a).

         "Reportable Event" has the meaning set forth in Title IV of ERISA.

         "Required Banks" means, at any time, holders of more than 50% of the Aggregate Exposures of all Banks then in effect, provided that, for purposes of declaring the Loans to be due and payable pursuant to Section 8, and for all purposes after the Loans and CAF Advances become due and payable pursuant to
Section 8 or the Commitments expire or terminate, the CAF Advances of the Banks shall be included in their respective Aggregate Exposures in determining the Required Banks.

         "Requirement of Law" means as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Reserves" has the meaning set forth in Section 10.3(b).

         "Revolving Percentage" means, as to any Bank at any time, the percentage which such Bank's Commitment then constitutes of the Aggregate Commitments or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Bank's Extensions of Credit then outstanding constitutes of the aggregate principal amount of the Extensions of Credit then outstanding.

         "Sale-Leasebacks" has the meaning set forth in Section 7.4.

         "Senior Debt" has the meaning set forth in Section 7.6.

         "Spot Rate" means, on any day, with respect to two currencies, the arithmetic mean of the buy and sell spot rates of exchange for the purchase and sale of such two currencies for each other as publicly or generally quoted by the Administrative Agent on the date of the determination, or if the Administrative Agent is not publicly or generally quoting such exchange rates on such date, then such rate as the Administrative Agent shall determine in good faith for purposes hereof.

         "Subsidiary" means a corporation, partnership, limited liability company or other entity which would be consolidated on the balance sheets of the Company and its Subsidiaries in accordance with GAAP. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company. For purposes of the definition of "Consolidated Total Debt", "Subsidiary" shall be deemed to include the Special Purpose Borrower (as defined in the Five-Year Term Loan Agreement), if any.

         "10-K Report" has the meaning set forth in Section 7.1(a).

         "10-Q Report" has the meaning set forth in Section 7.1(b).

         "Termination Date" has the meaning set forth in Section 2.1(b).

         "United states dollars" and "$" mean the lawful currency of the United States.

         "Utilization Fee" has the meaning set forth in Section 2.3(b).

SECTION 2.        THE LOANS

         2.1 THE COMMITMENT; TERMINATION DATE; INCREASE IN COMMITMENTS

         (a) Subject to the terms and conditions set forth in this Agreement, each Bank agrees to make Domestic Loans and Eurocurrency Loans to the Company or any Affiliate, each from time to time during the period from the date hereof to and including the Termination Date in amounts which (i) do not exceed the Bank's Commitment, (ii) do not cause the aggregate Equivalent principal amount of all Foreign Currency Loans then outstanding to exceed $400,000,000, and (iii) do not cause the sum of the aggregate Equivalent principal amount of Loans and CAF Advances then outstanding to exceed the Aggregate Commitments. Within the conditions specified in this Agreement, the Company or any Affiliate may borrow under this Section 2.1, repay under Sections 2.17 and 2.18 and reborrow under this Section 2.1. The date of Borrowing of any Loan or advance of any CAF Advance may not be after the Termination Date. After the Termination Date, the Banks shall not make any new Loans or CAF Advances to the Company or any Affiliate, however, the Company or any Affiliate may extend or convert (pursuant to Section 2.12) Loans or CAF Advances outstanding on the Termination Date.

         (b) The "Termination Date" shall be June 19, 2003.

         (c) The Company may from time to time elect to increase the Aggregate Commitments so long as, after giving effect thereto, the total amount of the Aggregate Commitments does not exceed $1,025,000,000. The Company may arrange for any such increase to be provided by one or more Banks (each Bank so agreeing, in its sole discretion, to an increase in its Commitment, an "Increasing Bank"), or by one or more banks, financial institutions or other entities (each such bank, financial institution or other entity, an "Augmenting Bank"), to increase their existing Commitments, or extend Commitments, provided that (i) each Augmenting Bank, shall be subject to the approval of the Company and the Administrative Agent and (ii) the Company and each applicable Increasing Bank or Augmenting Bank shall execute all such documentation as the Administrative Agent shall reasonably specify. Increases and new Commitments created pursuant to this clause (c) shall become effective on the date agreed by the Company, the Administrative Agent and the relevant Banks, and the Administrative Agent shall notify each affected Bank thereof. Notwithstanding the foregoing, no increase in the Aggregate Commitments (or in the Commitment of any Bank), shall become effective under this Section 2.1(c) unless, (i) on the proposed date of the effectiveness of such increase, the conditions set forth in paragraphs (iii) and (iv) of Section 5.1(a) and paragraphs (i) and (ii) of
Section 5.1(b) shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a responsible officer of the Company and (ii) the Administrative Agent shall have received (with sufficient copies for each of the Banks) documents consistent with those delivered on the Effective Date under Section 6.1 as to the corporate power and authority of the Company and related matters to borrow hereunder after giving effect to such increase. On the effective date of any increase in the Aggregate Commitments, (i) each relevant Increasing Bank and Augmenting Bank shall make available to the Administrative Agent such amounts in immediately available funds and in the relevant currency or currencies as the Administrative Agent shall determine, for the benefit of the other relevant Banks, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other relevant Banks, each Bank's portion of the outstanding Loans in each currency to equal its Revolving Percentage of such outstanding Loans in each such currency and (ii) the Company shall be deemed to have repaid and reborrowed all outstanding Loans as of the date of any increase in the relevant Commitments (with such reborrowing to consist of the Loans, with related Interest Periods if applicable, specified in a notice delivered by the Company in accordance with the requirements of Section 2.6). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence in respect of each Eurocurrency Loan shall be subject to indemnification by the Company pursuant to the provisions of Section 2.18 if the deemed payment occurs other than on the last day of the related Interest Periods.

         2.2 PROCEEDS OF LOANS

         The principal amount of each Loan shall be disbursed to the Company or an Affiliate, as applicable, on the date of Borrowing of such Loan in the currency in which the Loan is denominated in immediately available funds to the account of the Company or the Affiliate, as applicable, specified by the Company or the Affiliate (or the Company on behalf of the Affiliate) to the Administrative Agent from time to time.

         2.3 FACILITY FEE; UTILIZATION FEE

         (a) The Company shall pay to the Administrative Agent for the account of the Banks a facility fee (the "Facility Fee") for the period from the Effective Date to and including the Termination Date at a rate of 0.12% per annum multiplied by the Aggregate Commitments (regardless of whether any Loans are outstanding). The Facility Fee with respect to each Commitment Quarter shall be payable in arrears on each Fee Payment Date and shall be computed on the basis of a year of 365 (or 366) days for the actual number of days for which due. The Facility Fee shall be payable to the Administrative Agent and shall be transmitted via the National Automated Clearing House Association electronic payments network in the United States to an account in the continental United States specified by the Administrative Agent from time to time by notice to the Company.

         (b) For any quarter during which

                  (i) the sum of the average principal amount of (A) Aggregate Extensions of Credit outstanding hereunder and (B) Aggregate Extensions of Credit (as defined in the Five-Year Revolving Credit Agreement), exceeds

                  (ii) 33 1/3% of the sum of (A) the Aggregate Commitments (as defined in the Five-Year Revolving Credit Agreement) and (B) the Aggregate Commitments hereunder or, if the Commitments have been terminated pursuant to Section 2.1(b), the sum of the Aggregate Extensions of Credit hereunder, then the Company shall pay to the Administrative Agent for the account of the Banks a quarterly utilization fee (the "Utilization Fee") in the amount of 0.125% per annum multiplied by the daily average balance of the Aggregate Extensions of Credit outstanding hereunder during such quarter; provided, that if the Utilization Fee is applicable at the time the Commitments are terminated pursuant to Section 8.1 or Section 8.3, it shall remain applicable with respect to the Aggregate Extensions of Credit after the date the Commitments are so terminated. For any quarter in which the Utilization Fee is due, the Utilization Fee shall be calculated on a 360-day basis and payable quarterly in arrears on the applicable Fee Payment Date.

         2.4 MARK-TO-MARKET

Five Domestic Business Days prior to the end of any Interest Period applicable to any Loan (or, if there are no Interest Periods for any such Loan, five Domestic Business Days prior to the next succeeding interest payment date for such Loan as specified in Section 2.15) (the "Mark-to-Market Day"), the Administrative Agent shall determine the aggregate amount of all outstanding Extensions of Credit and CAF Advances in United States dollars, and the Equivalent in United States dollars of all outstanding Extensions of Credit and CAF Advances in Foreign Currencies (calculated on the Mark-to-Market Day), and if such aggregate amount exceeds the Aggregate Commitments or, in the case of any Interest Period ending more than five Domestic Business Days after the Termination Date, the Aggregate Commitments in effect as of the Termination Date (as a result of a decrease in the value of the United States dollar as measured against the value of Foreign Currencies in which outstanding Extensions of Credit or CAF Advances are denominated), the Administrative Agent shall promptly notify the Company and, in the case of an Affiliate's Loan, the Affiliate, and, at the end of the applicable Interest Period or on the applicable interest payment date for such Loan, as the case may be, the Company, or the Affiliate (in the case of an Affiliate's Loan), shall prepay, in whole or in part, as necessary, the principal of such Loan in an amount such that after such prepayment such excess is eliminated; it being understood, however, that if prepayment of the entire principal amount of such Loan for which the current Interest Period is ending or for which interest thereon is coming due will not reduce the aggregate amount of outstanding Extensions of Credit and CAF Advances to the level required above, then only prepayment of the entire principal amount of such Loan shall be required. Notwithstanding that only the Loan for which the current Interest Period is ending or for which interest thereon is coming due will be required to be prepaid, in whole or in part, as required above, the Company or the Affiliate, as applicable, shall have the option in its discretion to reduce Extensions of Credit and CAF Advances to the required level by prepaying other Loans or causing other Affiliates to prepay other Loans.

         2.5 OPTIONAL TERMINATION OR REDUCTION OF COMMITMENTS

         The Company may at any time or from time to time, upon three Domestic Business Days' written notice to the Administrative Agent at the Notice Office,
(a) terminate the Commitments if no Loans or CAF Advances are then outstanding hereunder or (b) reduce the unused portion of the Commitments; provided that no such termination or reduction of Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the sum of the Aggregate Extensions of Credit and outstanding CAF Advances would exceed the Aggregate Commitments. From the effective date of any such termination or reduction, the Facility Fee specified in Section 2.3 shall cease to accrue or shall be correspondingly reduced, provided that no such termination or reduction shall affect the Company's obligation to pay the Facility Fee to the extent theretofore accrued. If the Company terminates the Commitments in their entirety, such accrued Facility Fee shall be payable within 30 days after the effective date of such termination in the manner provided in
Section 2.3. Any termination or reduction of the unused portion of the Commitments by the Company pursuant to this Section 2.5 shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall be irrevocable.

         2.6 NOTICE OF BORROWING; PROCEDURE

         With respect to each Domestic Borrowing, the Company (on behalf of itself or an Affiliate) shall give notice of the Borrowing to the Administrative Agent at the Notice Office no later than the date of such Borrowing, but not later than 11:00 a.m. (New York City time) on such date. With respect to each Eurocurrency Borrowing which is denominated in United States dollars, the Company (on behalf of itself or an Affiliate) shall give notice of the Borrowing to the Administrative Agent at the Notice Office no later than three Eurodollar Business Days prior to the date of such Borrowing, but not later than 11:00 a.m. (New York City time) on such date. With respect to each Foreign Currency Borrowing, the Company (on behalf of its Affiliate) shall give notice of the Borrowing to the Administrative Agent at the Foreign Currency Notice Office no later than three Foreign Currency Business Days prior to the date of such Borrowing, but not later than 3:00 p.m. (London, England time) on such date. In each case, the notice shall be given by telephone (and shall be promptly confirmed in a writing substantially in the form of Exhibit B hereto) and shall specify:

                  (a) the borrower;

                  (b) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing, a Eurodollar Business Day in the case of a Eurocurrency Borrowing which is denominated in United States dollars, or a Foreign Currency Business Day in the case of a Foreign Currency Borrowing;

                  (c) the amount of such Borrowing, which shall be not less than $1,000,000 or the Equivalent thereof on the date of notice and, if such Loan is to be a Eurocurrency Loan, the currency in which such Loan shall be denominated;

                  (d) whether the Loan comprising such Borrowing is to be a Base Rate Loan or a Eurocurrency Loan;

                  (e) if such Loan is to be a Eurocurrency Loan, the duration of the initial Interest Period; and

                  (f) whether any Bank has requested a Gross-up pursuant to the next succeeding sentence.

At the time that the Company (on behalf of itself or an Affiliate) gives a notice of Borrowing, each Bank shall telephonically notify the Company and the Administrative Agent whether such Bank will require a Gross-up for withholding taxes in connection with such Loan (as provided in Section 10.4). A notice of Borrowing, once given to the Administrative Agent, shall not be revocable by the Company or an Affiliate, except in the event that any Bank notifies the Company at the time the Company gives notice of the Borrowing that a Gross-up will be required, in which case, the Company (on behalf of itself or the Affiliate) may promptly withdraw the notice of Borrowing.

Upon receipt of any such notice of Borrowing from the Company, the Administrative Agent shall promptly notify each Bank thereof. Each Bank will make the amount of its pro rata share of each

Borrowing available to the Administrative Agent for the account of the Company (or Affiliate) at the Domestic Funding Office in the case of Domestic Loans, the Eurodollar Funding Office in the case of Eurocurrency Loans which are denominated in United States dollars and the Foreign Currency Funding Office in the case of Foreign Currency Loans, in each case prior to 12:00 Noon, local time, on the date of Borrowing requested by the Company in funds immediately available to the Administrative Agent. Such Borrowing will then be made available to the Company (or an Affiliate) by the Administrative Agent crediting the account of the Company (or such Affiliate) on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Banks and in like funds as received by the Administrative Agent.

         2.7 CAF ADVANCES

         During the CAF Availability Period and subject to the terms and conditions of this Agreement, the Company may borrow (a) Fixed Rate CAF Advances from time to time on any Domestic Business Day or, in the case of CAF Advances denominated in Foreign Currencies, any Foreign Currency Business Day and (b) LIBO Rate CAF Advances (to the extent, in the case of currencies other than United States dollars, the LIBO Rate can be determined pursuant to the first sentence of the definition thereof) from time to time on any Eurodollar Business Day or, in the case of CAF Advances denominated in Foreign Currencies, any Foreign Currency Business Day. CAF Advances may be borrowed in amounts such that the aggregate amount of Extensions of Credit and CAF Advances outstanding at any time shall not exceed the Aggregate Commitments at such time. Within the limits and on the conditions hereinafter set forth with respect to CAF Advances, the Company from time to time may borrow, repay and reborrow CAF Advances.

         2.8 PROCEDURE FOR CAF ADVANCE BORROWING

         (a) The Company shall request CAF Advances by delivering a CAF Advance Request to the Administrative Agent, not later than 12:00 Noon (New York City time) four Eurodollar Business Days prior to the proposed CAF Borrowing Date (in the case of a LIBO Rate CAF Advance Request), and not later than 10:00 A.M. (New York City time) one Domestic Business Day prior to the proposed CAF Borrowing Date (in the case of a Fixed Rate CAF Advance Request). Each CAF Advance Request in respect of any CAF Borrowing Date may solicit bids for CAF Advances on such CAF Borrowing Date in an aggregate principal amount of $1,000,000 or an integral multiple of $1,000,000 in excess thereof and having not more than three alternative CAF Advance Maturity Dates. The CAF Advance Maturity Date for each CAF Advance shall be the date set forth therefor in the relevant CAF Advance Request, which date shall be (i) not less than 7 days nor more than 360 days after the CAF Borrowing Date therefor, in the case of a Fixed Rate CAF Advance,
(ii) one, two, three or six months after the CAF Borrowing Date therefor, in the case of a LIBO CAF Advance and (iii) not later than the Termination Date, in the case of any CAF Advance. The Administrative Agent shall notify each Bank promptly by facsimile transmission of the contents of each CAF Advance Request received by the Administrative Agent.

         (b) In the case of a LIBO Rate CAF Advance Request, upon receipt of notice from the Administrative Agent of the contents of such CAF Advance Request, each Bank may elect, in its sole discretion, to offer irrevocably to make one or more CAF Advances at the applicable LIBO Rate plus (or minus) a margin determined by such Bank in its sole discretion for each such CAF Advance. Any such irrevocable offer shall be made by delivering a CAF Advance Offer to the Administrative Agent, before 10:30 A.M. (New York City time) on the day that is three Eurodollar Business Days before the proposed CAF Borrowing Date, setting forth:

                  (i) the maximum amount of CAF Advances for each CAF Advance Maturity Date and the aggregate maximum amount of CAF Advances for all CAF Advance Maturity Dates which such Bank would be willing to make (which amounts may, subject to Section 2.7, exceed such Bank's Commitment); and

                  (ii) the margin above or below the applicable LIBO Rate at which such Bank is willing to make each such CAF Advance.

The Administrative Agent shall advise the Company before 11:00 A.M. (New York City time) on the date which is three Eurodollar Business Days before the proposed CAF Borrowing Date of the contents of each such CAF Advance Offer received by it. If the Administrative Agent, in its capacity as a Bank, shall elect, in its sole discretion, to make any such CAF Advance Offer, it shall advise the Company of the contents of its CAF Advance Offer before 10:15 A.M. (New York City time) on the date which is three Eurodollar Business Days before the proposed CAF Borrowing Date.

         (c) In the case of a Fixed Rate CAF Advance Request, upon receipt of notice from the Administrative Agent of the contents of such CAF Advance Request, each Bank may elect, in its sole discretion, to offer irrevocably to make one or more CAF Advances at a rate of interest determined by such Bank in its sole discretion for each such CAF Advance. Any such irrevocable offer shall be made by delivering a CAF Advance Offer to the Administrative Agent before 9:30 A.M. (New York City time) on the proposed CAF Borrowing Date, setting forth:

                  (i) the maximum amount of CAF Advances for each CAF Advance Maturity Date, and the aggregate maximum amount for all CAF Advance Maturity Dates, which such Bank would be willing to make (which amounts may, subject to Section 2.7, exceed such Bank's Commitment); and

                  (ii) the rate of interest at which such Bank is willing to make each such CAF Advance.

The Administrative Agent shall advise the Company before 10:00 A.M. (New York City time) on the proposed CAF Borrowing Date of the contents of each such CAF Advance Offer received by it. If the Administrative Agent, in its capacity as a Bank, shall elect, in its sole discretion, to make any such CAF Advance Offer, it shall advise the Company of the contents of its CAF Advance Offer before 9:15 A.M. (New York City time) on the proposed CAF Borrowing Date.

         (d) Before 11:30 A.M. (New York City time) three Eurodollar Business Days before the proposed CAF Borrowing Date (in the case of CAF Advances requested by a LIBO Rate CAF Advance Request) and before 10:30 A.M. (New York City time) on the proposed CAF Borrowing Date (in the case of CAF Advances requested by a Fixed Rate CAF Advance Request), the Company, in its absolute discretion, shall:

                  (i) cancel such CAF Advance Request by giving the Administrative Agent telephone notice to that effect, or

                  (ii) by giving telephone notice to the Administrative Agent (immediately confirmed by delivery to the Administrative Agent of a CAF Advance Confirmation by facsimile transmission) (A) subject to the provisions of Section 2.8(e), accept one or more of the offers made by any Bank or Banks pursuant to Section 2.8(b) or Section 2.8(c), as the case may be, and (B) reject any remaining offers made by Banks pursuant to Section 2.8(b) or Section 2.8(c), as the case may be.

         (e) The Company's acceptance of CAF Advances in response to any CAF Advance Offers shall be subject to the following limitations:

                  (i) the amount of CAF Advances accepted for each CAF Advance Maturity Date specified by any Bank in its CAF Advance Offer shall not exceed the maximum amount for such CAF Advance Maturity Date specified in such CAF Advance Offer;

                  (ii) the aggregate amount of CAF Advances accepted for all CAF Advance Maturity Dates specified by any Bank in its CAF Advance Offer shall not exceed the aggregate maximum amount specified in such CAF Advance Offer for all such CAF Advance Maturity Dates;

                  (iii) the Company may not accept offers for CAF Advances for any CAF Advance Maturity Date in an aggregate principal amount in excess of the maximum principal amount requested in the related CAF Advance Request; and

                  (iv) if the Company accepts any of such offers, it must accept offers based solely upon pricing for each relevant CAF Advance Maturity Date and upon no other criteria whatsoever, and if two or more Banks submit offers for any CAF Advance Maturity Date at identical pricing and the Company accepts any of such offers but does not wish to (or, by reason of the limitations set forth in Section 2.7, cannot) borrow the total amount offered by such Banks with such identical pricing, the Company shall accept offers from all of such Banks in amounts allocated among them pro rata according to the amounts offered by such Banks (with appropriate rounding, in the sole discretion of the Company, to assure that each accepted CAF Advance is an integral multiple of $1,000,000); provided that if the number of Banks that submit offers for any CAF Advance Maturity Date at identical pricing is such that, after the Company accepts such offers pro rata in accordance with the foregoing provisions of this paragraph, the CAF Advance to be made by any such Bank would be less than $5,000,000 principal amount, the number of such Banks shall be reduced by the Administrative Agent by lot until the CAF Advances to be made by each such remaining Bank would be in a principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

         (f) If the Company notifies the Administrative Agent that a CAF Advance Request is cancelled pursuant to Section 2.8(d)(i), the Administrative Agent shall give prompt telephone notice thereof to the Banks.

         (g) If the Company accepts pursuant to Section 2.8(d)(ii) one or more of the offers made by any Bank or Banks, the Administrative Agent promptly shall notify each Bank which has made such an offer of (i) the aggregate amount of such CAF Advances to be made on such CAF Borrowing Date for each CAF Advance Maturity Date and (ii) the acceptance or rejection of any offers to make such CAF Advances made by such Bank. Before 12:00 Noon (New York City time) on the CAF Borrowing Date specified in the applicable CAF Advance Request, each Bank whose CAF Advance Offer has been accepted shall make available to the Administrative Agent at its Domestic Funding Office in the case of Fixed Rate CAF Advances and its Eurodollar Funding Office in the case of LIBO Rate CAF Advances the amount of CAF Advances to be made by such Bank, in immediately available funds. The Administrative Agent will make such funds available to the Company as soon as practicable on such date at such office of the Administrative Agent. It shall be a condition to each CAF Advance, and each CAF Advance accepted by the Company shall be deemed to be a representation and warranty by the Company, that:

                  (i) the principal amount of such CAF Advance, when added to the aggregate principal amount of all Extensions of Credit and other CAF Advances then outstanding hereunder, shall not exceed the amount of the Aggregate Commitments, each such amount, if applicable, being expressed in the United States dollar Equivalent thereof on the date of the notice of Borrowing;

                  (ii) after giving effect to the making of such CAF Advance no Event of Default nor Event of Default - Bankruptcy and no event which, with the giving of notice or lapse of time or both, would become an Event of Default or an Event of Default - Bankruptcy shall have occurred and be continuing; and

                  (iii) the representations and warranties of the Company contained in this Agreement, except those contained in Sections 6.2(b) and 6.3, shall be true and correct in all material respects on and as of the date of such CAF Advance, except to the extent such representations and warranties expressly relate to an earlier date.

         As soon as practicable after each CAF Borrowing Date, the Administrative Agent shall notify each Bank of the aggregate amount of CAF Advances advanced on such CAF Borrowing Date and the respective CAF Advance Maturity Dates thereof.

         (h) Notwithstanding anything to the contrary in this Section 2.8, in the case of CAF Advances to be denominated in a Foreign Currency, the Company and the Administrative Agent shall agree upon such modification to the notice times, bid times, funding times, minimum amounts and other procedures set forth above in this Section 2.8 that are appropriate for the relevant Foreign Currency; and the Administrative Agent shall advise the Banks and the Company of such modifications prior to the delivery of any CAF Advance Request soliciting bids for CAF Advances in such Foreign Currency.

         2.9 CAF ADVANCE PAYMENTS

         (a) The Company shall pay to the Administrative Agent, for the account of each Bank which has made a CAF Advance, on the applicable CAF Advance Maturity Date the then unpaid principal amount of such CAF Advance. The Company shall not have the right to prepay any principal amount of any CAF Advance without the consent of the Bank to which such CAF Advance is owed.

         (b) The Company shall pay interest on the unpaid principal amount of each CAF Advance from the CAF Borrowing Date to applicable CAF Advance Maturity Date at the rate of interest specified in the CAF Advance Offer accepted by the Company in connection with such CAF Advance (calculated on the basis of a 360-day year for actual days elapsed), payable on each applicable CAF Advance Interest Payment Date.

         (c) If any principal of, or interest on, any CAF Advance shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such CAF Advance shall, without limiting any rights of any Bank under this Agreement, bear interest from the date on which such payment was due at a rate per annum which is 1% above the rate which would otherwise be applicable to such CAF Advance until the stated CAF Advance Maturity Date of such CAF Advance, and for each day thereafter at a rate per annum which is 1% above the ABR, in each case until paid in full (as well after as before judgment). Interest accruing pursuant to this paragraph (c) shall be payable from time to time on demand.

         2.10 CERTAIN RESTRICTIONS

         A CAF Advance Request may request offers for CAF Advances to be made on not more than one CAF Borrowing Date and to mature on not more than three CAF Advance Maturity Dates. No CAF Advance Request may be submitted earlier than five Domestic Business Days after submission of any other CAF Advance Request.

         2.11 PROMISE TO PAY CAF ADVANCES; EVIDENCE OF CAF ADVANCES

         The Company unconditionally promises to pay to the Administrative Agent, for the account of each Bank that makes a CAF Advance, on the CAF Advance Maturity Date with respect thereto, the principal amount of such CAF Advance. The Company further unconditionally promises to pay interest on each CAF Advance and each Loan for the period from and including the CAF Borrowing Date of such CAF Advance on the unpaid principal amount thereof from time to time outstanding at the applicable rate per annum determined as provided in, and payable as specified in, Section 2.9(b). Each Bank shall maintain in accordance with its usual practice appropriate records evidencing indebtedness of the Company to such Bank resulting from each CAF Advance of such Bank from time to time, including the amounts of principal and interest payable and paid to such Bank from time to time in respect of each such CAF Advance.

         2.12 EXTENSION OF TERM OF LOANS; CONVERSION OF LOANS

         (a) The Company may, at its option, elect (on behalf of itself or any Affiliate which has borrowed hereunder) (i) to extend any outstanding Eurocurrency Loan (such extended Eurocurrency Loan to be denominated in the same currency as that prior to such extension) or (ii) to convert any outstanding Base Rate Loan into a Eurocurrency Loan denominated in United States dollars, or any outstanding Eurocurrency Loan denominated in United States dollars into a Base Rate Loan, in each case, by giving notice to the Administrative Agent at the Notice Office and, in the case of Loans to be continued in a Foreign Currency, the Foreign Currency Notice Office of such election; provided, however, that the borrower must remain the same in connection with any extension or conversion of a Loan.

         (b) An outstanding Loan may be converted pursuant to Section 2.12(a) only on a day which meets both of the following requirements:

                  (i) an outstanding Loan may only be converted on a day which is (A) if such outstanding Loan is a Domestic Loan, a Domestic Business Day or (B) if such outstanding Loan is a Eurocurrency Loan denominated in United States dollars, a Eurodollar Business Day; and

                  (ii) an outstanding Loan may only be converted into (A) a Domestic Loan on a Domestic Business Day or (B) a Eurocurrency Loan which is denominated in United States dollars on a Eurodollar Business Day.

Subject to the requirements of this Section 2.12(b), an outstanding Loan may be converted on the last day of the then-existing Interest Period for such Loan (if such Loan has an Interest Period) or at any time (if such Loan does not have an Interest Period), as provided in Section 2.12(b), or, in the case of a Loan having an Interest Period, at times other than the last day of an Interest Period, as provided in Section 2.12(f).

         (c) The notice by the Company to the Administrative Agent of an election pursuant to Section 2.12(a) to extend any outstanding Loan, to convert any outstanding Loan on the last day of the then-existing Interest Period (if the outstanding Loan has an Interest Period) or to convert any outstanding Loan which does not have an Interest Period shall be given by telephone (and shall be promptly confirmed in a writing substantially in the form of Exhibit B hereto) as follows:

                  (i) if such outstanding Loan is to be extended and is a Eurocurrency Loan denominated in United States dollars, by giving notice no later than three Eurodollar Business Days prior to the last day of the then-existing Interest Period with respect to such Loan, but not later than 11:00 a.m. (New York City time) on such day;

                  (ii) if such outstanding Loan is to be extended and is a Foreign Currency Loan, by giving notice no later than three Foreign Currency Business Days prior to the last day of the then-existing Interest Period with respect to such Loan, but not later than 3:00 p.m. (London, England time) on such day;

         (iii) if such outstanding Loan is a Eurocurrency Loan denominated in United States dollars and is to be converted into a Domestic Loan, by giving notice no later than the last day of the then-existing Interest Period with respect to such outstanding Loan not later than 11:00 a.m. (New York City time) on such day; and

         (iv) if such outstanding Loan is a Domestic Loan which is to be converted into a Eurocurrency Loan denominated in United States dollars, by giving notice no later than three Eurodollar Business Days, but not later than 11:00 a.m. (New York City time) on such date, prior to the day on which the Company or the Affiliate, as applicable, desires the conversion of such outstanding Loan to be made effective; and

(d) Each notice given by the Company pursuant to this Section 2.12 shall specify:

                  (i) whether such outstanding Loan is to be extended or converted;

                  (ii) if such outstanding Loan is to be converted, the date such conversion should be effective;

                  (iii) if such outstanding Loan is to be extended and is a Eurocurrency Loan, the Interest Period for the Loan as so extended;

                  (iv) if such outstanding Loan is to be converted, whether such Loan is to be converted into a Base Rate Loan or Eurocurrency Loan denominated in United States dollars;

                  (v) if such outstanding Loan is to be converted into a Eurocurrency Loan denominated in United States dollars, the Interest Period therefor; and

                  (vi) whether the Administrative Agent or any Bank has requested a Gross-up pursuant to subsection (g) below.

         (e) With respect to each outstanding Loan which shall be extended or converted pursuant to this Section 2.12:

                  (i) the Company or the Affiliate, whichever shall be the borrower, shall pay to the Administrative Agent for the account of each Bank all accrued and unpaid interest with respect to such outstanding Loan,

                      (A) if such Loan is a Eurocurrency Loan, on the last day of the then-existing Interest Period with respect to such outstanding Loan; or

                      (B) if such Loan is a Base Rate Loan, or if pursuant to
         Section 2.12(f) the Loan is being converted on a day other than the last day of the then-existing Interest Period, on the day such outstanding Loan is converted;

                  (ii) no repayment of the principal amount of such outstanding Loan shall be required; and

                  (iii) the Loan to be outstanding upon the extension or conversion of an outstanding Loan shall not be deemed to be a new Loan under Section 5.1 of this Agreement.

         (f) Subject to the requirements of Sections 2.12(a) and 2.12(b), any outstanding Eurocurrency Loan denominated in United States dollars may be converted into a Base Rate Loan pursuant to this Section 2.12 at times other than the last day of an Interest Period; provided, however, that

                  (i) the Company's notice (on behalf of itself or an Affiliate) with respect to any such conversion shall be given no later than the date of such conversion, but not later than 11:00 a.m. (New York City time) on such date; and

                  (ii) the Company or the Affiliate, whichever is the borrower, shall reimburse each Bank on demand for any loss incurred by it as a result of the timing of any such conversion in an amount determined as provided in Section 2.18 with respect to prepayments.

         (g) At the time that the Company (on behalf of itself or an Affiliate) gives a notice to extend or convert any Loan pursuant to the requirements of this Section 2.12, each Bank shall telephonically notify the Company and the Administrative Agent whether such Bank will require a Gross-up for withholding taxes in connection with such Loan as so extended or converted (as provided in Section 10.4). A notice to extend or convert any Loan, once given to the Administrative Agent, shall not be revocable by the Company or an Affiliate, except in the event that any Bank notifies the Company at the time the Company gives notice to extend or convert a Loan that a Gross-up will be required, in which case, the Company (on behalf of itself or the Affiliate) may promptly withdraw the notice to extend or convert the Loan.

         (h) Notwithstanding anything to the contrary in the foregoing, if after the date an outstanding Loan is borrowed the country in whose currency the Loan is denominated becomes a Participating Member State, for so long as it remains a Participating Member State, the Loan shall remain outstanding in accordance with its terms but the outstanding amount of the Loan shall automatically be converted into the equivalent amount of the euro calculated using the fixed conversion rate established between the euro and the National Currency Unit for such country's former currency. In addition, for so long as it exists, the amount of such Loan denominated in the euro shall also be denominated in the equivalent amount of the National Currency Unit for such country's former currency, calculated in accordance with the same fixed conversion rate.

         2.13 REGISTER

         The Administrative Agent shall, on behalf of the Company and each Affiliate, maintain at one of its offices a register for the recordation of the names and addresses of the Banks and the Commitment of, and the principal amount of the Loans and CAF Advances owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Company, each Affiliate, the Administrative Agent and the Banks shall treat each Person whose name is recorded in the Register as the owner of the Loans (and any

Notes evidencing the Loans) and the CAF Advances recorded therein for all purposes of this Agreement. Any assignment of any Loan pursuant to Section 9.1, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and any Note evidencing such Loan shall expressly so provide). Any assignment or transfer of all or part of a Loan shall be registered on the Register only upon presentation of a duly executed Assignment and Acceptance and, if such Loan is evidenced by a Note, surrender of such Note for registration of assignment or transfer.

         2.14 INTEREST RATES

         (a) Each Loan shall bear interest on the outstanding principal amount thereof, as follows:

                  (i) with respect to each Base Rate Loan, at a fluctuating rate per annum equal to the sum of (x) the Base Rate in effect from time to time while such Base Rate Loan is outstanding and (y) the Base Rate Margin; and

                  (ii) with respect to each Eurocurrency Loan, during each Interest Period applicable thereto at a rate per annum equal to the sum of (x) the LIBO Rate applicable to such Interest Period and (y) the Eurocurrency Margin.

         (b) Interest on Base Rate Loans shall be computed on the basis of a year of 365 (or 366) days and paid for the actual number of days for which due. Interest on Eurocurrency Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days for which due, provided that interest on any Foreign Currency Loan or CAF Advance denominated in British Pounds Sterling shall be calculated on the basis of a year of 365 (or 366) days and paid for the actual number of days for which due. Interest for each Interest Period with respect to a Eurocurrency Loan shall be calculated from and including the first day thereof to but excluding the last day thereof.

         2.15 INTEREST PAYMENT DATES

         Interest on each Loan shall be payable as follows:

                  (a) with respect to each Base Rate Loan, on each March 31, June 30, September 30 and December 31 that such Loan is outstanding, and upon payment in full of such Loan; and

                  (b) with respect to each Eurocurrency Loan, (i) if the current Interest Period for such Eurocurrency Loan is one month, two months or three months, on the last day of such Interest Period or (ii) if the current Interest Period for such Eurocurrency Loan is six months, on the last day of the third month and on the last day of the sixth month of such Interest Period, and upon payment in full of such Loan.

         2.16 OVERDUE PRINCIPAL AND INTEREST

         Any overdue principal of the Loans and, to the extent permitted by law, overdue interest thereon, shall bear interest payable on demand for each day from the date payment thereof was due to the date of actual payment, as follows:

                  (a) with respect to each Base Rate Loan, at a rate per annum equal to 1% plus the sum of (x) the Base Rate in effect from time to time while such Loan is overdue and (y) the Base Rate Margin; and

                  (b) (i) with respect to overdue principal on each Eurocurrency Loan, at a daily rate, which shall be calculated by the Administrative Agent (whose determination shall be conclusive in the absence of manifest error) and shall be a rate per annum equal to the sum of (A) 1% plus (B) the Eurocurrency Margin plus (C) the LIBO Rate, and (ii) with respect to overdue interest on each Eurocurrency Loan, at the rate per annum equal to the sum of (X) 1% plus (Y) the Eurocurrency Margin plus (Z) the interest rate per annum at which deposits in the amount of such overdue interest are offered to the Administrative Agent by other leading banks, as determined by the Administrative Agent, in the interbank market in which the Eurocurrency is obtained for a period of one day, or if no such rate is available, one month (or, if such amount remains unpaid more than three Eurocurrency Business Days, then for such other period of time not longer than six months as the Administrative Agent may elect).

         2.17 DATES FOR PAYMENT OR OPTIONAL PREPAYMENT OF PRINCIPAL

         The Company and each Affiliate unconditionally promises to repay the unpaid principal amount of each Loan made to it on or before the Maturity Date. The Company or an Affiliate may, at its option, prepay the principal amount of any Loan, in whole or in part, without penalty or premium, as follows:

                  (a) with respect to any Base Rate Loan, on any Domestic Business Day, provided that the Company deliver an irrevocable notice of prepayment to the Administrative Agent no later than 11:00 a.m., New York City time, on such date, which notice shall specify the date and amount of prepayment; and

                  (b) with respect to any Eurocurrency Loan on the last day of any Interest Period therefore, provided that the Company deliver an irrevocable notice of prepayment to the Administrative Agent no later than 3:00 p.m., London, England time, three Eurocurrency Business Days prior to such date, which notice shall specify the date and amount of prepayment;

in each case together with accrued interest on the amount prepaid to the date of prepayment. Partial prepayments of any Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof.

         2.18 OPTIONAL PREPAYMENT ON OTHER DATES; REIMBURSEMENT FOR CERTAIN
         COSTS

         The Company or an Affiliate, as applicable, may, at its option, prepay the principal amount of any Eurocurrency Loan, in whole or in part, at times other than those provided for in Section 2.17(b), in each case together with accrued interest on the amount prepaid to the date of prepayment; provided, however, that with respect to any such Loan, the Company or the Affiliate, whichever is the borrower, shall reimburse each Bank on demand for any loss incurred by such Bank as a result of the timing of such payment, including without limitation, any loss incurred in liquidating or re-employing deposits from third parties but excluding loss of the Eurocurrency Margin or any other profit for the period after such payment, provided that the amount of such loss shall in no event exceed the amount of interest that would have accrued from the date of prepayment to the last day of the then-current Interest Period in the absence of prepayment, and the relevant Bank shall have delivered to the Company and, if the borrower is an Affiliate, to such Affiliate, a written statement setting forth the basis for determining such loss, which written statement shall be conclusive in the absence of manifest error. Each Bank shall use its reasonable efforts to mitigate any loss resulting from any prepayment by the Company or an Affiliate.

         2.19 METHOD OF PAYMENT

         All payments required to be made pursuant to this Agreement shall be made in immediately available funds (i) with respect to the Facility Fee and the Utilization Fee, in United States dollars to the account in the continental United States designated by the Administrative Agent pursuant to Section 2.3,
(ii) with respect to payments relating to Loans (including, without limitation, principal, interest, any Gross-up or any payments pursuant to Section 2.18 or 10.3) or CAF Advances, in the lawful currency of the country in which the Loan or CAF Advance is denominated, to the Administrative Agent for the account of the Banks at (A) the Domestic Funding Office, with respect to each Domestic Loan and each CAF Advance denominated in United States dollars, (B) the Eurodollar Funding Office, with respect to each Eurocurrency Loan which is denominated in United States dollars, (C) the Foreign Currency Funding Office, with respect to each Foreign Currency Loan or CAF Advance denominated in a Foreign Currency or
(D) in each case, at such other location as may be agreed upon by the Administrative Agent and the Company and (iii) with respect to any other payment due hereunder, in such currency and in such place or office as may be required hereunder or as may otherwise be agreed upon by the Administrative Agent and the Company. The Administrative Agent shall distribute such payments to the Banks promptly upon receipt in like funds as received. Whenever any payment of principal of, or interest on, any Domestic Loan or of the Facility Fee shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day and, in the case of a payment of principal, interest thereon shall be payable for such extended time. Whenever any payment of principal of, or interest on, any Eurocurrency Loan which is denominated in United States dollars shall be due on a day which is not a Eurodollar Business Day, the date for payment thereof shall be extended to the next succeeding Eurodollar Business Day, unless as a result thereof such date would fall in the next calendar month, in which case, such date shall be advanced to the next preceding Eurodollar Business Day, and, in the case of a payment of principal, interest thereon shall be payable to the date of payment as extended or advanced as the case may be. Whenever any payment of principal of, or interest on, any Foreign Currency Loan shall be due on a day which is not a Foreign Currency Business Day, the date for payment thereof shall be extended to the next succeeding Foreign Currency Business Day, unless as a result thereof such date would fall in the next calendar month, in which case, such date shall be advanced to the next preceding Foreign Currency Business Day, and, in the case of a payment of principal, interest thereon shall be payable to the date of payment as extended or advanced as the case may be.

         2.20 PRO RATA TREATMENT AND PAYMENTS

         (a) Each Borrowing by the Company or any Affiliate from the Banks hereunder, each payment by the Company or any Affiliate on account of the Facility Fee or Utilization Fee and any reduction of the Commitments of the Banks shall be made pro rata according to the respective Revolving Percentages of the Banks.

         (b) Each payment (including each prepayment) by the Company or any Affiliate on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding amounts of principal and interest then due and owing to the Banks.

         (c) Unless the Administrative Agent shall have been notified in writing by any Bank prior to a Borrowing that such Bank will not make the amount that would constitute its share of such Borrowing available to the Administrative Agent, the Administrative Agent may assume that such Bank is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Company (or an Affiliate) a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing date such Bank shall pay to the Administrative Agent, on demand, such amount with interest thereon, at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Bank makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Bank with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Bank's share of such Borrowing is not made available to the Administrative Agent by such Bank within three Domestic Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover (i) in the case of amounts denominated in United States dollars, such amount with interest thereon at the rate per annum applicable to Base Rate Loans, on demand, from the Company or (ii) in the case of amounts denominated in Foreign Currencies, such amount with interest thereon at a rate determined by the Administrative Agent to be the cost to it of funding such amount, on demand, from the Company or the relevant Affiliate.

         (d) Unless the Administrative Agent shall have been notified in writing by the Company or any Affiliate prior to the date of any payment due to be made by the Company or any Affiliate hereunder that the Company or such Affiliate will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Company or such Affiliate is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Banks their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Company or such Affiliate within three Domestic Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Bank to which any amount which was made available pursuant to the preceding sentence (i) in the case of amounts denominated in United States dollars, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate and (ii) in the case of amounts denominated in Foreign Currencies, such amount with interest thereon at a rate per annum determined by the Administrative Agent to be the cost to it of funding such amount. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Bank against the Company or any Affiliate.

         2.21 LIMITATION ON EUROCURRENCY TRANCHES

         Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurocurrency Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, no more than fifteen Eurocurrency Tranches in any currency shall be outstanding at any one time.

         2.22 REPAYMENT OF BILATERAL OBLIGATIONS; TERMINATION OF BILATERAL COMMITMENTS

         The Commitment of each Bank hereunder and the other agreements contained herein are conditioned upon receipt by the Administrative Agent of evidence of repayment by the Company of all amounts of principal and interest outstanding under the Bilateral Revolving Credit Agreements. Subject to the foregoing, the Company, the Affiliates and the Banks agree that any commitment of any Bank to make loans to the Company and any Affiliate pursuant to the terms of any Bilateral Revolving Credit Agreement shall terminate as of the Effective Date, and each Bank party to one or more Bilateral Revolving Credit Agreements agrees to waive any notice required by such Bilateral Revolving Credit Agreement with regards to the Company's termination of such Bank's commitment. The termination of each Bank's commitment under its respective Bilateral Revolving Credit Agreement shall not affect or terminate any outstanding payment obligations of the Company or any Affiliate owing or arising under such Bilateral Revolving Credit Agreement, which obligations shall continue until satisfied in their entirety.


SECTION 3. [RESERVED]

SECTION 4. GUARANTEE OF LOANS TO AFFILIATES

         (a) The Company hereby guarantees to the Administrative Agent, for the ratable benefit of the Banks and their affiliates, the due and punctual payment of the principal of and interest on any Loans made to any Affiliate under this Agreement and any other Obligations of any Affiliate to the Administrative Agent or any Bank under this Agreement or its Accession Memorandum (the "Guaranteed Obligations") when and as the same shall become due and payable, whether at maturity, upon declaration or otherwise, according to the terms thereof. Upon the occurrence of an Affiliate Event of Default with respect to an Affiliate under this Agreement, the Company shall on behalf of such Affiliate upon demand by the Administrative Agent punctually make any payment due and payable by such Affiliate under this Agreement or its Accession Memorandum, whether at maturity, upon declaration or otherwise; and any such payment shall be treated for the purposes of such Accession Memorandum and this Agreement (other than Section 10.4) as if such payment were made by the Affiliate.

         (b) The Company hereby agrees that its obligations under this Section 4 shall be irrevocable and unconditional and that the Company shall not have the right to assert any defenses based upon the validity, regularity or enforceability of any Accession Memorandum or this Agreement or any Note, the absence of any attempt to collect from the defaulting Affiliate or other action to enforce the same, the waiver or consent by the Administrative Agent or any Bank with respect to any provisions thereof or hereof (other than with respect to this Section 4), or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Company or of a guarantor.

         (c) With respect to its obligations under this Section 4, the Company waives filing of claims with a court, trustee or receiver in the event of receivership or bankruptcy of the defaulting Affiliate, diligence, presentment, demand of payment, protest or notice with respect to Guaranteed Obligations and all demands whatsoever (other than that provided for in subsection (a) above), and covenants that this Guarantee is a continuing guarantee and will not be discharged except by complete performance of the Guaranteed Obligations of the defaulting Affiliate and the obligations of the Company under this Guarantee.

         (d) To the extent of any payment by the Company to the Administrative Agent or any Bank under this Section 4, the Company shall succeed to all corresponding claims that the Administrative Agent or such Bank may have and otherwise be subrogated to the rights of the Administrative Agent or such Bank against the defaulting Affiliate or any other person or security in connection with the Loans to such Affiliate, and the Administrative Agent and any such Bank shall use reasonable efforts to cooperate with the Company in seeking recovery under such claims.

         (e) The Company's obligations under this Section 4 constitute a guarantee of payment and not of collection merely and shall remain in full force and effect with respect to any Affiliate until the Guaranteed Obligations of such Affiliate shall have been paid in full in accordance with the terms of the relevant Accession Memorandum and of this Agreement. If at any time any payment of any of the Guaranteed Obligations of an Affiliate is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of such Affiliate or otherwise, the Company's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had not been made.

         (f) If demand for, or acceleration of the time for, payment by any Affiliate to the Administrative Agent or any Bank of any Guaranteed Obligations of such Affiliate is stayed upon the insolvency, bankruptcy, reorganization or proposed compromise or arrangement with creditors of such Affiliate, all such Guaranteed Obligations of which payment or performance is stayed that would otherwise be subject to demand for payment or acceleration shall nonetheless be payable by the Company under this Section 4 immediately on demand by the Administrative Agent or such Bank.

SECTION 5. CONDITIONS TO LOANS AND CAF ADVANCES

         The obligation of each Bank to make each Loan or CAF Advance hereunder is subject to the performance by the Company or the Affiliate, whichever is the borrower, of all its obligations under this Agreement and to the satisfaction of the following further conditions:

         5.1 EACH LOAN OR CAF ADVANCE TO THE COMPANY OR ANY AFFILIATE

         (a) In the case of each Loan or CAF Advance proposed to be made hereunder to the Company or any Affiliate:

                  (i) the Administrative Agent shall have received the notice from the Company required by Section 2.6 or Section 2.8;

                  (ii) the principal amount of such Loan or CAF Advance, when added to the aggregate principal amount of all Loans and CAF Advances then outstanding hereunder, shall not exceed the amount of the Aggregate Commitments;

                  (iii) after giving effect to the making of such Loan or CAF Advance no Event of Default nor Event of Default - Bankruptcy and no event which, with the giving of notice or lapse of time or both, would become an Event of Default or an Event of Default - Bankruptcy shall have occurred and be continuing; and

                  (iv) the representations and warranties of the Company contained in this Agreement, except those contained in Sections 6.2(b) and 6.3, shall be true and correct in all material respects on and as of the date of such Loan or CAF Advance, as the case may be, except to the extent such representations and warranties expressly relate to an earlier date.

Each Borrowing by or CAF Advance to the Company or any Affiliate shall be deemed to be a representation and warranty by the Company or Affiliate that the conditions specified in clauses (ii), (iii) and (iv) above are satisfied on and as of the date of such Borrowing or CAF Advance.

         (b) In addition to the conditions stated in Section 5.1(a) above, in the case of each Loan proposed to be made to any Affiliate:

                  (i) after giving effect to the making of such Loan, no Affiliate Event of Default with respect to such Affiliate and no event which, with the giving of notice or lapse of time or both, would become an Affiliate Event of Default with respect to such Affiliate shall have occurred and be continuing;

                  (ii) the representations and warranties of the Affiliate contained in its Accession Memorandum shall be true and correct in all material respects on and as of the date of such Loan, except to the extent such representations and warranties expressly relate to an earlier date; and

                  (iii) upon request of the Administrative Agent or any Bank, the Administrative Agent or such Bank, as the case may be, shall have received the latest available annual and interim financial statements for the Affiliate (certified, if available).

Each Borrowing by any Affiliate shall be deemed to be a representation and warranty by the Affiliate that the conditions specified in clauses (i) and (ii) above are satisfied on and as of the date of such Borrowing or issuance.

         5.2 FIRST LOAN OR CAF ADVANCE TO THE COMPANY OR ANY AFFILIATE

         (a) In the case of the first Loan or CAF Advance proposed to be made hereunder to the Company or any Affiliate:

                  (i) the Administrative Agent shall have received an opinion of the Vice President - General Counsel or an Assistant General Counsel of the Company, or, at the Company's option, other counsel (in which case, such counsel shall be satisfactory to the Administrative Agent), addressed to the Administrative Agent and Banks and in form satisfactory to the Administrative Agent in its reasonable judgment, to the effect that:

                       (A) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power under the laws of such State to enter into this Agreement, to borrow money and extend the Guarantee as contemplated by this Agreement, and to carry out the provisions of this Agreement;

                       (B) this Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the Banks, is a valid and binding agreement of the Company enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors' rights generally and by general equitable principles regardless of whether such enforceability is considered in a proceeding in equity or at law;

                       (C) the execution, delivery and performance by the Company of this Agreement will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under (in each case material to the Company and its subsidiaries considered as a whole), or result in the creation or imposition of any lien, charge or encumbrance (in each case material to the Company and its subsidiaries considered as a whole) upon any of the property or assets of the Company pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or other similar agreement or instrument known to such counsel under which the Company is a debtor or a guarantor, nor will such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company; and

                       (D) there is no consent, approval, authorization, order, registration or qualification of or with any Governmental Authority having jurisdiction over the

                  Company which is required for, and the absence of which would materially affect, the execution, delivery and performance of this Agreement; and

                  (ii) the Administrative Agent shall have received such additional documents as it may reasonably request relating to the existence and good standing of the Company under the laws of the States of Delaware and Michigan and to the authorization, execution and delivery of this Agreement in form and substance reasonably satisfactory to the Administrative Agent.

         The documents referred to in this Section 5.2(a) shall be delivered to the Administrative Agent no later than the date of the first Loan or CAF Advance hereunder, except that if such Loan is a Eurocurrency Loan, the documents shall be delivered to the Bank at least two Eurodollar Business Days before such Loan.

         (b) In addition to the conditions stated in Section 5.2(a) above, in the case of the first Loan proposed to be made to any Affiliate, the Administrative Agent shall have received:

                  (i) a duly executed Accession Memorandum of such Affiliate;
         and

                  (ii) such additional documents as it may reasonably request relating to the existence and good standing of the Affiliate under the laws of the jurisdiction of its incorporation or organization and to the authorization, execution and delivery of the Accession Memorandum, all in form and substance reasonably satisfactory to the Administrative Agent.

The documents referred to in this Section 5.2(b) shall be delivered to the Administrative Agent no later than the date of the first Loan to the Affiliate. Such documents, including executed documents, may be sent to the Administrative Agent by facsimile on the required date, with the originals to be sent by professional courier.

SECTION 6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Administrative Agent and each Bank that:

         6.1 CORPORATE AUTHORITY OF THE COMPANY, ETC.

         (a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power under the laws of such State to execute and deliver this Agreement and to perform its obligations hereunder and thereunder, and is duly qualified and in good standing to do business as a foreign corporation in the State of Michigan;

         (b) This Agreement has been duly authorized, executed and delivered on behalf of the Company and, assuming due authorization, execution and delivery by the Banks, is a valid and legally binding agreement of the Company;

         (c) The execution, delivery and performance by the Company of this Agreement will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under (in each case material to the Company and its subsidiaries considered as a whole), or result in the creation or imposition of any lien, charge or encumbrance (in each case material to the Company and its subsidiaries considered as a whole) upon any of the property or assets of the Company pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or other similar agreement or instrument under which the Company is a debtor or a guarantor, nor will such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company; and

         (d) There is no consent, approval, authorization, order, registration or qualification of or with any Governmental Authority having jurisdiction over the Company which is required for, and the absence of which would materially affect, the execution, delivery and performance of this Agreement.

         6.2 FINANCIAL STATEMENTS

         (a) The Company has furnished the Administrative Agent and each Bank with, and the Administrative Agent and each Bank hereby acknowledges receipt of, a copy of the audited consolidated balance sheet and the related consolidated statements of income, equity and cash flows of the Company and its Subsidiaries at December 31, 2001 and 2000, and such financial statements present fairly in all material respects the financial position of the Company and Subsidiaries at those dates, in conformity with GAAP; and

         (b) As of the date of this Agreement there has not occurred any material adverse change in the financial position of the Company and its Subsidiaries considered as a whole, since December 31, 2001.

         6.3 LITIGATION

         As of the date of this Agreement there are no legal or governmental proceedings pending of which the Company or any of its Subsidiaries is the subject, and no such proceedings are known by the Company to be threatened or contemplated by Governmental Authorities or threatened by others, other than such proceedings which the Company believes will not have a material adverse effect upon the financial position of the Company and its Subsidiaries considered as a whole.

         6.4 USE OF PROCEEDS

         The proceeds of the Loans and CAF Advances will be used by the Company and its Affiliates for general corporate purposes including, without limitation, to support commercial paper issued by the Company. None of the proceeds of the Loans and CAF Advances will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock within the meaning of Regulation U of the Federal Reserve Board.

         6.5 COMPLIANCE WITH ERISA

         The Company has satisfied the minimum funding standards under ERISA with respect to its Plans and is in compliance in all material respects with the currently applicable provisions of ERISA.

SECTION 7. COVENANTS

         During the term of this Agreement, unless compliance shall have been waived in writing in accordance with the terms of this Agreement, the Company agrees that:

         7.1 REPORTS; CERTIFICATE AS TO DEFAULT

         It will deliver to the Administrative Agent at the Notice Office:

                  (a) within 120 days after the end of each of its fiscal years copies of the Company's consolidated financial statements including consolidated results of operations and cash flows of the Company and its consolidated subsidiaries all as audited by the Company's independent certified public accountants (the "Annual Report"), provided that if and when the Company files an Annual Report on Form 10-K with the Securities and Exchange Commission (the "10-K Report"), copies of the 10-K Report will be delivered to the Administrative Agent in lieu of the Annual Report;

                  (b) within 70 days after the end of each of the first three quarters of each of its fiscal years, copies of the Company's consolidated financial statements including consolidated results of operations and cash flows of the Company and its consolidated subsidiaries (the "Quarterly Report"), provided that if and when the Company files a Quarterly Report on Form 10-Q with the Securities and Exchange Commission (the "10-Q Report"), copies of the 10-Q Report will be delivered to the Administrative Agent in lieu of the Quarterly Report; and

                  (c) simultaneously with the delivery of each Annual Report or 10-K Report (as applicable) referred to in (a) above, a certificate of an authorized officer of the Company (i) stating whether, to the knowledge of such officer, there exists on the date of the certificate any condition or event which then constitutes, or which after notice or lapse of time or both would constitute, an Event of Default or an Event of Default - Bankruptcy, and, if any such condition or event exists, specifying the nature and period of existence thereof and the action the Company is taking and proposes to take with respect thereto, and
         (ii) demonstrating compliance with the Consolidated Leverage Ratio set forth in Section 7.9 hereof.

                  (d) simultaneously with the delivery of each Quarterly Report or 10-Q Report (as applicable) referred to in (b) above, a certificate of an authorized officer of the Company demonstrating compliance with the Consolidated Leverage Ratio set forth in Section 7.9 hereof.

         7.2 FURTHER INFORMATION

         (a) From time to time while this Agreement is in effect, upon the reasonable request of the Administrative Agent or any Bank, officials of the Company will confer with officials of the Administrative Agent or such Bank and advise them as to matters bearing on the financial condition of the Company, or of any Affiliate to which Loans are then outstanding.

         (b) The Company shall notify the Administrative Agent and each of the Banks at least two Foreign Currency Business Days prior to any Loan to any Affiliate in the event that any Gross-up with respect to such Loan could be required by any Bank pursuant to the terms of this Agreement.

         7.3 LIENS

         The Company shall not nor shall it permit any Subsidiary to directly or indirectly, create, incur, assume or suffer to exist any Indebtedness secured by a Lien upon any of its property or revenues, whether now owned or hereafter acquired, except Liens at any one time outstanding with respect to which the aggregate outstanding principal amount of the obligations secured thereby shall not exceed 15% of Consolidated Total Assets as reflected in the most recent Annual Report or 10-K Report delivered pursuant to Section 7.1(a); provided, however, that this Section 7.3 shall not apply to Indebtedness secured by:

                  (a) Liens on property of, or on any shares of stock of or Indebtedness of, any corporation existing at the time such corporation becomes a Subsidiary;

                  (b) Liens in favor of the Company or any Subsidiary;

                  (c) Liens in favor of any governmental body to secure progress, advance or other payments pursuant to any contract or provision of any statute;

                  (d) Liens on property, shares of stock or Indebtedness existing at the time of acquisition thereof (including acquisition through merger or consolidation) or to secure the payment of all or any part of the purchase price thereof or to secure any Indebtedness incurred prior to, at the time of, or within 60 days after, the acquisition of such property or shares or Indebtedness for the purpose of financing all or any part of the purchase price thereof; and

                  (e) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Lien referred to in the foregoing clauses (a) to (d), inclusive; provided, however, that such extension, renewal or replacement Lien shall be limited to all or a part of the same property, shares of stock or Indebtedness that secured the Lien extended, renewed or replaced (plus improvements on such property).

         7.4 SALE-LEASEBACKS

         The Company shall not nor shall it permit any Subsidiary to, directly or indirectly, enter into any arrangement with any bank, insurance company or other lender or investor (not including the Company or any Subsidiary) providing for the leasing by the Company or any Subsidiary of any property owned by the Company or any Subsidiary (except for leases between the Company and a Subsidiary or between Subsidiaries), which property has been or is to be sold or transferred by the Company or such Subsidiary to such bank, insurance company or other lender or investor (not including the Company or any Subsidiary) ("Sale-Leasebacks"), except for Sale-Leasebacks consummated since the Effective Date and which are outstanding on the relevant date of determination (other than Sale-Leasebacks to the extent the proceeds thereof are used to refinance any Sale-Leaseback which was in existence on the date hereof) in an aggregate amount, which when combined with (but without duplication) the aggregate outstanding principal amount of obligations secured by a Lien upon any of the property or revenues of the Company or any of its Subsidiaries at the time of entering into any such Sale-Leaseback, shall not exceed 15% of Consolidated Total Assets as reflected in the most recent Annual Report or 10-K Report delivered pursuant to Section 7.1(a).

         7.5 MERGERS AND CONSOLIDATIONS

         The Company may consolidate with, or sell or convey all or substantially all its assets to, or merge with or into any other corporation, provided that in any such case (i) the successor corporation shall be a corporation organized and existing under the laws of the United States of America or a State thereof, (ii) such corporation shall expressly assume the due and punctual payment of the principal of and interest on all the Loans made to the Company hereunder, and the due and punctual performance and observance of all the covenants and conditions of this Agreement to be performed by the Company, including, without limitation, the Guarantee, by an instrument, satisfactory to the Administrative Agent in its reasonable judgment, executed and delivered to the Administrative Agent by such corporation, and (iii) such successor corporation shall not, immediately after such merger or consolidation or such sale or conveyance, be in default in the performance of any such covenant or condition and shall not immediately thereafter have outstanding any secured Indebtedness not expressly permitted by the provisions of Section 7.3.

         7.6 ADDITIONAL COVENANTS

         In the event that, at any time while this Agreement is in effect, the Company shall issue any indebtedness for borrowed money which is not by its terms subordinate and junior to other indebtedness of the Company ("Senior Debt") and such Senior Debt shall include, or be issued pursuant to a trust indenture or other agreement which includes, financial covenants not substantially provided for in this Agreement, the Company shall so advise the Administrative Agent. Thereupon, if the Administrative Agent shall so request by written notice to the Company, the Company, Administrative Agent and the Banks shall enter into an amendment to this Agreement providing for substantially the same financial covenants as those contained in such Senior Debt, trust indenture or other agreement, mutatis mutandis. Such amendment containing such financial covenants shall remain in effect so long as such covenants remain in effect with respect to such Senior Debt. As used in this Section 7.6 the term "financial covenant" shall mean a covenant on the part of the Company to the general effect that the Company shall maintain, on a consolidated basis and as of a specified date or dates, (a) a specified minimum net worth, (b) a ratio of debt to net worth not in excess of a specified maximum, (c) current assets in an amount not less than a specified amount in excess of current liabilities or (d) any similar ratio or amount or similar measure for the same general purpose of stating a minimum financial condition.

         7.7 ERISA

         The Company will comply with the minimum funding standards under ERISA with respect to its Plans and will use its best efforts to comply in all material respects with all other applicable provisions of ERISA and the regulations and interpretations promulgated thereunder. The Company will deliver to the Administrative Agent within 30 days after any executive officer of the Company becomes aware of the occurrence of any Reportable Event (other than a reduction in active Plan participants) with respect to any Plan, a certificate signed by the Chief Financial Officer, the Vice President - Finance, the Controller or the Treasurer of the Company setting forth the details as to such Reportable Event and the action which the Company is taking and proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the Pension Benefit Guaranty Corporation.

         7.8 NOTIFICATION

         The Company will notify the Administrative Agent within 30 days after any executive officer of the Company becomes aware of any failure on the part of the Company duly to observe or perform any covenant contained in Section 7.3 or
Section 7.4.

         7.9 CONSOLIDATED LEVERAGE RATIO

         The Company shall not permit the Consolidated Leverage Ratio to exceed
3.5 to 1.0 at the end of any fiscal quarter.

SECTION 8. DEFAULT

         8.1 DEFAULTS RELATING TO THE COMPANY

         In case one or more of the following "Events of Default" shall have occurred and be continuing, that is to say:

                  (a) default in any payment of principal of any Loan or CAF Advance to the Company as and when the same shall become due and payable, whether at maturity or upon required repayment or upon declaration or otherwise, and the continuance of such default for five Domestic Business Days in the case of a Domestic Loan or CAF Advance or five Eurodollar Business Days in the case of a Eurocurrency Loan; or

                  (b) default in the payment of any installment of interest upon any Loan or CAF Advance to the Company as and when the same shall become due and payable, and continuance of such default for a period of five Domestic Business Days in the case of a Domestic Loan or CAF Advance or five Eurodollar Business Days in the case of a Eurocurrency Loan; or

                  (c) failure on the part of the Company duly to observe or perform any covenant contained in Section 7.3 or Section 7.4 for 90 days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Administrative Agent or the Required Banks; or

                  (d) failure on the part of the Company duly to observe or perform any other of the covenants or agreements of this Agreement for a period of 30 days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Administrative Agent or the Required Banks; provided, however, that in the case of a default under Section 4, such 30-day grace period shall run from the date that demand for payment by the Administrative Agent was made upon the Company pursuant to Section 4; or

                  (e) any representation or warranty by the Company in this Agreement or in any certificate delivered pursuant hereto shall have proven to have been materially false or misleading; or

                  (f) a Reportable Event (other than a reduction in active Plan participants) shall have occurred with respect to any Plan and, within 30 days after the reporting of such Reportable Event to the Administrative Agent, the Administrative Agent shall have notified the Company in writing that the Administrative Agent has made a reasonable determination that such Reportable Event is likely to have a material adverse effect upon the financial position of the Company and its subsidiaries considered as a whole; or

                  (g) default in the payment of the principal of (or premium, if any, on) or interest on any other borrowing of the Company of $5,000,000 or more and such default continues for a period of 30 days, or any default with respect to any other borrowing of the Company of $5,000,000 or more and such default causes acceleration thereof; or

                  (h) more than 50% in voting power of the voting securities of the Company shall be held by (i) any person or persons who "act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities" of the Company within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, or (ii) persons whose election to the Board of Directors shall not have been recommended by the committee of the Board of Directors charged with such recommendations shall constitute a majority of the members of the Board of Directors of the Company;

then, and in each and every such case, with the consent of the Required Banks, the Administrative Agent may, or upon the request of the Required Banks, the Administrative Agent shall, by notice in writing to the Company, terminate the Commitments and/or declare the principal of all Loans and CAF Advances to the Company and Affiliates and all other amounts owing under this Agreement to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.

         8.2 DEFAULTS RELATING TO AFFILIATES

         In case one or more of the following "Affiliate Events of Default" shall have occurred and be continuing with respect to an Affiliate, that is to say:

                  (a) default in any payment of principal of any Loan to such Affiliate as and when the same shall become due and payable, whether at maturity or upon required repayment or upon declaration or otherwise, and the continuance of such default for five Domestic Business Days in the case of a Domestic Loan or five Eurodollar Business Days in the case of a Eurocurrency Loan; or

                  (b) default in the payment of any installment of interest upon any Loan to such Affiliate as and when the same shall become due and payable, and continuance of such default for a period of five Domestic Business Days in the case of a Domestic Loans, five Eurodollar Business Days in the case of a Eurocurrency Loan; or

                  (c) any representation or warranty by such Affiliate in this Agreement, in its Accession Memorandum or in any certificate delivered in connection therewith shall have proven to have been materially false or misleading; or

                  (d) such Affiliate shall have entered against it by a court having jurisdiction in the premises a decree or order for relief in respect of the Affiliate in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Affiliate or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

                  (e) such Affiliate shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Affiliate or for any substantial part of its property, or make any general assignment for the benefit of creditors, or fail generally to pay its debts as they become due, or take any corporate action in furtherance of any of the foregoing;

                  (f) an Event of Default under Section 8.1 shall have occurred and be continuing; or

                  (g) the Guarantee set forth in Section 4 shall no longer be in full force and effect;

then, (i) if such event is an Event of Default specified in clause (d) or (e), automatically all of the Loans to such Affiliate and all other amounts owing by the Affiliate under this Agreement (but not any Loans to the Company or any other Affiliate) shall immediately become due and payable, or (ii) if such event is any other Event of Default, with the consent of the Required Banks, the Administrative Agent may, or upon the request of the Required Banks, the Administrative Agent shall, by notice in writing to the Company and the defaulting Affiliate, declare the principal of all outstanding Loans to such Affiliate and all other amounts owing by the Affiliate under this Agreement (but not any Loans to the Company or any other Affiliate) to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.

         8.3 DEFAULTS RELATING TO BANKRUPTCY OF THE COMPANY

         In case one or more of the following "Events of Default - Bankruptcy" shall have occurred and be continuing with respect to the Company, that is to say:

                  (a) the Company shall have entered against it by a court having jurisdiction in the premises a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

                  (b) the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Company or for any substantial part of its property, or make any general assignment for the benefit of creditors, or fail generally to pay its debts as they become due, or take any corporate action in furtherance of any of the foregoing;

then if such event is an Event of Default - Bankruptcy specified in either of section (a) or (b) of this Section 8.3 with respect to the Company, automatically the Commitments shall immediately terminate and the Loans and CAF Advances hereunder (with accrued interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable.

         8.4 [RESERVED]

SECTION 9. ASSIGNMENT; PARTICIPATIONS

         9.1 ASSIGNMENT

         (a) No Bank shall, without the consent of the Company and the Administrative Agent (in each case which consent shall not be unreasonably withheld; it being understood, however, that any concern that the Company may have regarding the availability of a currency as a result of exchange controls or otherwise is a reasonable basis for the Company to withhold its consent), transfer to any other office, branch or affiliate of the Bank or to any other financial institution, person or entity, all or any portion of the Extensions of Credit, CAF Advances or the

Commitment or any of the Bank's other rights and obligations under this Agreement; provided, however, that:

                  (i) without the consent of the Company, a Bank may transfer or assign (A) any of its Extensions of Credit or CAF Advances or any interest therein as a pledge to any Federal Reserve Bank or other similar central bank in another jurisdiction, provided that such pledge shall not release the Bank from its obligations hereunder and (B) all or any portion of the Extensions of Credit, any CAF Advance, the Commitment or any of the Bank's other rights and obligations under this Agreement to any one or more assignees that is a Bank immediately prior to giving effect to such assignment; and

                  (ii) without the consent of the Company, a Bank may transfer or assign all or any portion of the Loans, the Commitment or any of the Bank's other rights and obligations under this Agreement to any Person
         (A) five or more days after the occurrence and continuance of an Event of Default under Section 8.1(a) or Section 8.1(d) (in respect of
         Section 4) or (B) upon the occurrence and continuance of any Event of Default-Bankruptcy under Section 8.3.

         (b) Assignments shall be subject to the following additional conditions:

                  (i) except in the case of an assignment to a Bank, an affiliate of a Bank or an assignment of the entire remaining amount of the assigning Bank's Commitments or Extensions of Credit, the amount of the Commitments or Extensions of Credit (without duplication) of the assigning Bank subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 and, after giving effect thereto, the assigning Bank shall have Commitments and Extensions of Credit (without duplication) in an aggregate amount of at least $5,000,000, in each case unless the Company and the Administrative Agent otherwise consent, provided that
         (1) no such consent of the Company shall be required if an Event of Default under Section 8.1(a) or Section 8.1(d) (in respect of Section
         4) has occurred and is continuing for a period of at least five days or an Event of Default-Bankruptcy under Section 8.3 has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Bank and its affiliates, if any;

                  (ii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;

                  (iii) the assignee, if it shall not be a Bank, shall deliver to the Administrative Agent an administrative questionnaire; and

         (c) In the case of any assignment to financial institutions made without the consent of the Company, any such transferee or assignee of a Bank shall not be entitled to receive any greater interest or other payment by reason of Section 10.3 or 10.4 than such Bank would have been entitled to receive with respect to the rights so transferred or assigned unless such transfer or assignment is made by reason of the provisions of Section 10.2, 10.3 or 10.4 requiring the Bank to designate a different lending office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

         (d) Notwithstanding the foregoing, any Conduit Bank may assign any or all of the Loans or CAF Advance it may have funded hereunder to its designating Bank without the consent of the Company or the Administrative Agent and without regard to the limitations set forth in this Section 9.1. Each of the Company, each Affiliate, each Bank and the Administrative Agent hereby confirms that it will not institute against a Conduit Bank or join any other Person in instituting against a Conduit Bank any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Bank; provided, however, that each Bank designating any Conduit Bank hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Bank during such period of forbearance.

         9.2 PARTICIPATION.

         Each Bank shall have the right to sell to any bank or other financial institution (a "Participant") a participating interest in such Bank's Extensions of Credit, CAF Advances or Commitment held by such Bank; provided, however, that, following any such sale, (a) such Bank's obligations under this Agreement shall remain unmodified and fully effective and enforceable against such Bank,
(b) such Bank shall remain solely responsible to the Company and its Affiliates for the performance of such obligations, including, without limitation, its Commitment and the obligation of such Bank to fund Loans hereunder, (c) the Administrative Agent and the Company and any Affiliates which have borrowed hereunder shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, (d) such Bank shall retain the sole right and responsibility to enforce the obligations of the Company and Affiliates hereunder, including, without limitation, the sole right to approve of or consent to any action hereunder or any amendment, modification or waiver hereof, except that such Bank may grant to a Participant a joint right to approve of or consent to any action, amendment, modification or waiver that would (i) reduce the amount or extend the time for payment (other than pursuant to Section 2.12) of any principal of, or interest on, the Loans or any CAF Advance, (ii) increase the amount of such Bank's Commitment or (iii) reduce the amount of the Facility Fee or the Utilization Fee, in each case, from that in effect at the time of the sale of the participating interest, provided that if such Bank so grants to a Participant a right to approve of or consent to a reduction in the Facility Fee and Utilization Fee, the term of the participating interest sold to such Participant shall not extend beyond, and unless earlier terminated such participating interest shall automatically terminate on, the day immediately prior to the day and month of the Effective Date next following the sale of such participating interest, and (e) any such participating interest shall be in a minimum amount of $5,000,000 or the Equivalent thereof on the date the participating interest is sold. On the month and day of the Effective Date of each year (or, if any such month and day of the Effective Date is not a Domestic Business Day, on the next succeeding Domestic Business Day), each relevant Bank shall furnish to the Administrative Agent and the Company a written notice disclosing the name of each Participant which held a participating interest in such Bank's

Commitment or any Loan held by such Bank at any time during the 12-month period ended on the day immediately prior to the day and month of the Effective Date next preceding such date. A Participant shall not be entitled to receive any greater payment under Section 10.3 or 10.4 than the applicable Bank would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent. Any Participant that is a foreign person (i.e., a person organized or incorporated under the laws of a country other than that under which the Company is incorporated, if it is the borrower, or an Affiliate is incorporated or organized, if such Affiliate is the borrower) shall not be entitled to the benefits of Section 10.4 unless such Participant complies with Section 10.4(c).

SECTION 10. CHANGE IN CIRCUMSTANCES

         10.1 BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR

         The Banks shall have no obligation to make a new Eurocurrency Loan, to extend an outstanding Eurocurrency Loan or to convert an outstanding Loan into a Eurocurrency Loan if the Administrative Agent determines that:

         (a) by reason of circumstances generally affecting all interbank markets for deposits in the currency in which the Eurocurrency Loan has been requested to be denominated (in the applicable amounts), LIBO Rates for such deposits are not being offered to the Banks for a term equal to any Interest Period for which such new Loan, extended Loan or converted Loan shall be requested by the Company or an Affiliate;

         (b) based on notice received from the Required Banks, the LIBO Rate will not adequately and fairly reflect the cost to the Banks of maintaining or funding such new Loan, extended Loan or converted Loan as shall be requested by the Company or an Affiliate;

         (c) deposits in the applicable currency are not generally available, or cannot be obtained by the Banks, in the applicable market (any Foreign Currency affected by the circumstances described in clause (a), (b) or (c) is referred to as an "Affected Foreign Currency").

Upon any such determination, the Administrative Agent shall give telecopy or telephonic notice thereof to the Company and the Banks as soon as practicable. If such notice is given (y) pursuant to clause (a) or (b) of this Section 10.1 in respect of Eurocurrency Loans denominated in United States dollars, then (i) any Eurocurrency Loans denominated in United States dollars requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (ii) any Base Rate Loans that were to have been converted on the first day of such Interest Period to Eurocurrency Loans denominated in United States dollars shall be continued as Base Rate Loans and (iii) any outstanding Eurocurrency Loans denominated in United States dollars shall be converted, on the last day of the then-current Interest Period, to Base Rate Loans and (z) in respect of any Foreign Currency Loans, then (i) any Foreign Currency Loans in an Affected Foreign Currency requested to be made on the first day of such Interest Period shall not be made and (ii) any outstanding Foreign Currency Loans in an Affected Foreign Currency shall be due and payable on the first day of such Interest Period. Until such relevant notice has been withdrawn by the Administrative Agent, no further Eurocurrency Loans denominated in United

States dollars or Foreign Currency Loans in an Affected Foreign Currency shall be made or continued as such, nor shall the Company have the right to convert Base Rate Loans to Eurocurrency Loans denominated in United States dollars.

         10.2 ILLEGALITY

         (a) If, after the date of this Agreement, the introduction of, or any change in, any applicable law or regulation or in the interpretation or administration thereof by any governmental, monetary, or regulatory authority charged with the interpretation or administration thereof or compliance by any Bank with any request or directive of any such authority shall make it unlawful for such Bank to make, maintain or fund any Loan or CAF Advance, such Bank shall give notice thereof to the Company and, if the Loan is to an Affiliate, to such Affiliate (in each case with a copy to the Administrative Agent). Before giving any notice pursuant to this Section 10.2, the relevant Bank shall designate a different lending office if such designation would avoid the need for giving such notice and it would not otherwise be disadvantageous to such Bank in its reasonable judgment. Upon receipt of such notice the Company shall or, if the Loan is to an Affiliate, the Affiliate shall on either (A) the last day of the then-current Interest Period applicable to such Loan or CAF Advance if such Bank may lawfully continue to maintain and fund such Loan to such day or (B) not later than the last date such Bank may lawfully continue to fund and maintain such Loan or CAF Advance, either (i) prepay in full, without premium or penalty, the then outstanding principal amount of each affected Loan or CAF Advance, together with accrued interest thereon, or (ii) convert such Loan into another category of Loan (which would not be unlawful for the relevant Banks to make) as provided in Section 2.12.

         (b) Upon any prepayment of a CAF Advance or prepayment or conversion of a Loan made pursuant to Section 10.2(a) other than at the end of an Interest Period, the Company or the Affiliate, as applicable, shall reimburse the Bank upon demand for any loss incurred by it as a result of the timing of such prepayment or conversion, in the manner provided in Section 2.18.

         10.3 INCREASED COST

         (a) If (i) Regulation D of the Federal Reserve Board as in effect on the Effective Date ("Regulation D"), (ii) minimum reserve requirements of the Bank of England and/or the Financial Services Authority as in effect on the Effective Date ("Mandatory Cost Rate"), or (iii) after the date hereof, the adoption of any applicable law or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank with any request or directive of any such authority, central bank or comparable agency (a "Regulatory Change"):

                  (A) shall subject any Bank to any tax, duty or other charge with respect to Eurocurrency Loans or LIBO Rate CAF Advances or its obligation to make Eurocurrency Loans, or shall change the basis of taxation of payments to such Bank of the principal of or interest on Eurocurrency Loans or LIBO Rate CAF Advances or any other amounts due under this Agreement in respect of Eurocurrency Loans or LIBO Rate CAF Advances or its obligation to make Eurocurrency Loans (except for changes in the rate of tax on the overall net income of such Bank or the Eurodollar Lending Office imposed by the jurisdictions in which such Bank's principal executive office or Eurodollar Lending Office are located); or

                  (B) shall impose, modify or cause to be applicable any reserve (including, without limitation, any imposed by the Federal Reserve Board), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, such Bank or the Eurodollar Lending Office or shall impose on such Bank (or the Eurodollar Lending Office) or all interbank markets applicable to such Eurocurrency Loans or LIBO Rate CAF Advances any other condition affecting the Eurocurrency Loans or LIBO Rate CAF Advances or its obligation to make Eurocurrency Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or the Eurodollar Lending Office) of making or maintaining any Eurocurrency Loans or LIBO Rate CAF Advances, or to reduce the amount of any sum received or receivable by such Bank (or the Eurodollar Lending Office) under this Agreement, by an amount deemed by such Bank to be material, the Company shall pay or, if such Eurocurrency Loans are to Affiliates, such Affiliates shall pay to such Bank such additional amount or amounts as will compensate such Bank for any such increased cost or reduction incurred or suffered by such Bank from and after the later of (i) the date that is 15 days prior to receipt of notice from such Bank of such costs and (ii) the last date preceding receipt of such notice from such Bank on which interest was due and payable pursuant to Section 2.9 on any such LIBO Rate CAF Advance or Section 2.15 on any such Eurocurrency Loan. Any Bank which provides notice to the Company of increased costs pursuant to this Section 10.3(a) shall also provide a copy of such notice to the Administrative Agent.

         (b) Without limiting the effect of the foregoing, so long as any Bank shall be required to maintain reserves against "Eurocurrency liabilities" under Regulation D (or, so long as such Bank may be required, by any Mandatory Cost Rate or by reason of any Regulatory Change, to maintain reserves against any other category of liabilities which includes deposits by reference to which the interest rate on Eurocurrency Loans or LIBO Rate CAF Advances is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Bank which includes any LIBO Rate CAF Advances or Eurocurrency Loans) (such reserves are collectively called "Reserves") the Company shall pay or, if such Eurocurrency Loans are to Affiliates, such Affiliates shall pay to such Bank an amount (reasonably estimated by such Bank) for each day during each Interest Period for such LIBO Rate CAF Advances or Eurocurrency Loans equal to the product of the following:

                  (i) the principal amount of each LIBO Rate CAF Advance or Eurocurrency Loan to which such Interest Period relates; multiplied by

                  (ii) the difference between (A) a fraction, the numerator of which is the LIBO Rate (expressed as a decimal) applicable to such LIBO Rate CAF Advance or Eurocurrency Loan and the denominator of which is one (1) minus such Bank's Actual Reserve Cost (defined below) (expressed as a decimal) and (B) the LIBO Rate; multiplied by

                  (iii) 1/360.

         For the purposes of this Section 10.3(b), the "Bank's Actual Reserve Cost" (which shall be reasonably estimated by the relevant Bank) shall be equal to the cost actually incurred by such Bank from time to time during such Interest Period as a result of the requirement that such Bank maintain Reserves with respect to such LIBO Rate CAF Advance or Eurocurrency Loan.

         (c) If any Governmental Authority of the jurisdiction of any Foreign Currency (or any other jurisdiction in which the funding operations of any Bank shall be conducted with respect to such Foreign Currency) shall have in effect any reserve, liquid asset or similar requirement with respect to any category of deposits or liabilities customarily used to fund loans in such Foreign Currency, or by reference to which interest rates applicable to loans in such Foreign Currency are determined, and the result of such requirement shall be to increase the cost to such Bank of making or maintaining any Foreign Currency Loan in such Foreign Currency, and such Bank shall deliver to the Company a notice requesting compensation under this paragraph, then the Company will pay or cause the relevant Affiliate to pay to such Bank on each Interest Payment Date with respect to each affected Foreign Currency Loan an amount that will compensate such Bank for such additional cost.

         (d) Notwithstanding any other provision of this Agreement, if, after the date hereof, there shall have occurred any change in national or international financial, political or economic conditions (including the imposition of or any change in exchange controls, but excluding conditions otherwise covered by this Section 10.3) or currency exchange rates which would make it impracticable for the Required Banks to make or maintain Foreign Currency Loans denominated in the relevant currency to, or for the account of, the Company or any Affiliate, then, by written notice to the Company or such Affiliate and to the Administrative Agent:

                  (i) such Bank or Banks may declare that Foreign Currency Loans (in the affected currency or currencies) will not thereafter (for the duration of such unlawfulness) be made by such Bank or Banks hereunder (or be continued for additional Interest Periods), whereupon any request for a Foreign Currency Loan (in the affected currency or currencies) or to continue a Foreign Currency Loan (in the affected currency or currencies), as the case may be, for an additional Interest Period) shall, as to such Bank or Banks only, be of no force and effect, unless such declaration shall be subsequently withdrawn; and

                  (ii) such Bank may require that all outstanding Foreign Currency Loans (in the affected currency or currencies), made by it be converted to Base Rate Loans or Loans denominated in United States dollars, as the case may be (unless repaid by the Company or the relevant Affiliate as described below), in which event all such Foreign Currency Loans (in the affected currency or currencies) shall be converted to Base Rate Loans or Loans denominated in United States dollars, as the case may be, as of the effective date of such notice as provided below and at the Exchange Rate on the date of such conversion or, at the option of the Company or the Affiliate, repaid on the last day of the then current Interest Period with respect thereto or, if earlier, the date on which the applicable notice becomes effective.

In the event any Bank shall exercise its rights under this paragraph (d), all payments and prepayments of principal that would otherwise have been applied to repay the converted Foreign Currency Loans of such Bank shall instead be applied to repay the Base Rate Loans or Loans denominated in United States dollars, as the case may be, made by such Bank resulting from such conversion. For purposes of Section 10.3(d), a notice to the Company or Affiliate by any Bank shall be effective as to each Foreign Currency Loan made by such Bank, if lawful, on the last day of the Interest Period currently applicable to such Foreign Currency Loan; in all other cases such notice shall be effective on the date of receipt thereof by the Company or Affiliate.

         (e) Each Bank shall take reasonable steps, including without limitation, the designation of a different Eurodollar Lending Office or Foreign Currency Lending Office (unless it would otherwise be disadvantageous to the Bank in its reasonable judgment) if such steps would avoid the need for or reduce the amount of any payment that otherwise would be due under Section 10.3(a), 10.3(b) or 10.3(c). Any amounts payable by the Company or any Affiliate under Sections 10.3(a), 10.3(b) or 10.3(c) shall be remitted after the end of each Interest Period, within 30 days after submission by the Bank to the Company and such Affiliate (with a copy to the Administrative Agent) of a written statement setting forth the amount thereof.

         (f) From time to time during the term of this Agreement, upon the request of the Company, each Bank shall provide to the Company (with a copy to the Administrative Agent) its best estimate of such Bank's Actual Reserve Cost incurred or to be incurred with respect to Eurocurrency Loans in the principal amounts specified in the Company's request.

         10.4 WITHHOLDING TAXES

         (a) Each Bank agrees to take reasonable measures, unless it would otherwise be disadvantageous to such Bank in its reasonable judgment to avoid or minimize withholding taxes in connection with any payments made to such Bank hereunder, including without limitation designating another office of the Bank as the lending office for a Loan.

         (b) If the Company or any Affiliate shall be required by law to deduct or withhold any taxes from or in respect of any sum payable hereunder to the Administrative Agent or any Bank, then, subject to Sections 10.4(e) and 10.4(f):

                  (i) the Company or the Affiliate, as applicable, shall make such deductions;

                  (ii) the Company or the Affiliate, as applicable, shall pay the full amount deducted to the relevant taxation authority in accordance with applicable law, and shall provide to the Administrative Agent or such Bank upon its request any official receipts or other evidence of payment thereof that the Company or such Affiliate may obtain or have in its possession; and

                  (iii) if (A) the Administrative Agent or such Bank notifies the Company (pursuant to Section 2.6 or 2.12) at the time that the Company (on behalf of itself or an Affiliate) gives a notice of Borrowing or a notice to extend or convert any Loan that such Bank will require a Gross-up for withholding taxes in connection with such Loan, as so extended or converted, if applicable, or (B) no such notice was given by the

         Administrative Agent or any Bank, but after a notice of Borrowing, extension or conversion pursuant to Section 2.6 or 2.12 in respect of such Loan was given a change in applicable law or regulation, or a change in the interpretation or administration thereof by any governmental or comparable authority, occurs that requires the Company or any Affiliate to so deduct or withhold taxes from or in respect of any sum payable to the Administrative Agent or such Bank, then the sum payable to the Administrative Agent or such Bank after the Company or the Affiliate makes all required deductions shall be increased by an amount such that the Administrative Agent or such Bank receives a total amount equal to the sum it would have received had no such deductions been made. If neither the Administrative Agent nor the affected Bank notifies the Company at or prior to the time that the Company (on behalf of itself or an Affiliate) gives a notice of Borrowing or a notice to extend or convert a Loan, as applicable, that the Administrative Agent or such Bank will require a Gross-up in connection with such Loan, as so extended or converted, if applicable, no Gross-up in respect of such Loan will be paid to the Administrative Agent or such Bank, except to the extent that a subsequent change in applicable law or regulation, or a change in the interpretation or administration thereof by any governmental or comparable authority, requires the Company or any Affiliate to deduct or withhold taxes (or an increased amount thereof) from or in respect of any sum payable to the Administrative Agent or such Bank in respect of such Loan. Notwithstanding anything contained in this Section 10.4, in the event that the Company shall fail to comply with its obligations under
         Section 7.2(b) with respect to a Loan, the Company shall pay (or cause its Affiliate to pay) to the Administrative Agent or affected Bank an amount such that the Administrative Agent or such Bank receives the amount it would have received had no such deductions been made with respect to payments in connection with such Loan.

         (c) If a Bank or the Bank's lending office is a foreign person (i.e., a person organized or incorporated under the laws of a country other than that under which the Company is incorporated, if it is the borrower, or an Affiliate is incorporated or organized, if such Affiliate is the borrower), such Bank agrees that:

                  (i) it shall promptly deliver to the Administrative Agent and either the Company or the Affiliate such accurate and complete signed forms or documentation as may be required from time to time by any applicable law, treaty, rule or regulation as a condition to exemption or other relief from or reduction of tax for withholding purposes; and

                  (ii) it shall, before or promptly after the occurrence of any event (including the passing of time) requiring a change in or renewal of the most recent forms or documentation previously delivered by such Bank, deliver to the Administrative Agent and either the Company or the Affiliate, as applicable, accurate and complete signed copies of such forms or documentation.

         (d) To the extent that, as determined in good faith by the Administrative Agent or any Bank in its sole discretion and without any obligation to disclose its tax records, taxes withheld and paid in accordance with this Section 10.4 for which a Gross-up has been paid have been irrevocably utilized by the Administrative Agent or such Bank (either as credits or deductions) to reduce its tax liabilities and such utilization is consistent with its overall tax policies, the Administrative Agent or such Bank shall pay to the Company or the relevant Affiliate, as the case may be, an amount equal to such reduction obtained to the extent of such Gross-up paid by the Company or the Affiliate to the Administrative Agent or such Bank as aforesaid.

         (e) Notwithstanding anything herein to the contrary, the Company and the Affiliates will not be required to pay any Gross-up in respect of taxes described below:

                  (i) if the obligation to pay such Gross-up would not have arisen but for a failure by a Bank to comply with its obligations under
         Section 10.4(c) in respect of the applicable lending office; or

                  (ii) if a Bank shall have delivered to the Company or an Affiliate any form or documentation required by Section 10.4(c) pursuant to which the Bank claims exemption from withholding tax by any jurisdiction or under any treaty of such jurisdiction, and the Bank shall not at any time be entitled to exemption from deduction or withholding of taxes by such jurisdiction in respect of payment by the Company or any Affiliate hereunder for the account of such lending office for any reason other than a change in such jurisdiction's law or regulations or any applicable tax treaty or regulations or in the official interpretation of any such law, treaty or regulations by any Governmental Authority charged with the interpretation or administration thereof after the date of delivery of such form or documentation.

         (f) In the event any Bank sells or grants a participation in its rights under this Agreement or any Loan hereunder, such Bank agrees to undertake sole responsibility for complying with any withholding tax requirements relating to the purchaser thereof imposed by any jurisdiction, including, without limitation, those imposed by Sections 1441 and 1442 of the United States Internal Revenue Code of 1986, as amended.

         10.5 REPLACEMENT OF BANKS. The Company shall be permitted to replace any Bank that (a) requests reimbursement for amounts owing pursuant to Section
10.3 or 10.4(b) or (b) defaults in its obligation to make Loans hereunder, with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default, Affiliate Event of Default or Event of Default-Bankruptcy shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Bank shall have taken no action under Section 10.3(e) or 10.4(a) so as to eliminate the continued need for payment of amounts owing pursuant to Section 10.3 or 10.4(b), (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Bank on or prior to the date of replacement, (v) the Company shall be liable to such replaced Bank under Section
2.18 if any Eurocurrency Loan owing to such replaced Bank shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Bank, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Bank shall be obligated to make such replacement in accordance with the provisions of Section
9.1 (provided that the Company shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Company shall pay all additional amounts (if any) required pursuant to Section 10.3 or 10.4(b), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Company, the Administrative Agent or any other Bank shall have against the replaced Bank.

SECTION 11. THE AGENTS

         11.1 APPOINTMENT

         Each Bank hereby irrevocably designates and appoints the Administrative Agent as the agent of such Bank under this Agreement, and each such Bank irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent.

         11.2 DELEGATION OF DUTIES

         The Administrative Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care in consultation with the Company.

         11.3 EXCULPATORY PROVISIONS

         Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such person under or in connection with this Agreement (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Company or any Affiliate or any officer thereof contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or for any failure of the Company or any Affiliate to perform its obligations hereunder. The Agents shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Company or any Affiliate.

         11.4 RELIANCE BY ADMINISTRATIVE AGENT

         The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons and upon advice and statements of legal counsel (including counsel to the Company or any Affiliate), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of the Required Banks (or, if so specified by this Agreement, all Banks) as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Banks (or, if so specified by this Agreement, all Banks), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks and all future holders of the Loans.

         11.5 NOTICE OF DEFAULT

         The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any default or Event of Default, Affiliate Event of Default or Event of Default-Bankruptcy unless the Administrative Agent has received notice from a Bank, the Company or an Affiliate referring to this Agreement, describing such default or Event of Default, Affiliate Event of Default or Event of Default-Bankruptcy and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Banks. The Administrative Agent shall take such action with respect to such default or Event of Default, Affiliate Event of Default or Event of Default-Bankruptcy as shall be reasonably directed by the Required Banks (or, if so specified by this Agreement, all Banks); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such default or Event of Default, Affiliate Event of Default or Event of Default-Bankruptcy as it shall deem advisable in the best interests of the Banks.

         11.6 NON-RELIANCE ON AGENTS AND OTHER BANKS

         Each Bank expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of the Company or any Affiliate, shall be deemed to constitute any representation or warranty by any Agent to any Bank. Each Bank represents to the Agents that it has, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Company and its Affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Company and its Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Company and its Affiliates that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

         11.7 INDEMNIFICATION

         The Banks agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Company and the Affiliates and without limiting the obligation of the Company and the Affiliates to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, the Loans, this Agreement, any documents contemplated by or referred to herein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

         11.8 AGENT IN ITS INDIVIDUAL CAPACITY

         Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company or an Affiliate as though such Agent were not an Agent. With respect to Loans made or renewed by it, each Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not an Agent, and the terms "Bank" and "Banks" shall include each Agent in its individual capacity.

         11.9 SUCCESSOR ADMINISTRATIVE AGENT

         The Administrative Agent may resign as Administrative Agent upon 45 days' notice to the Banks and the Company. If the Administrative Agent shall resign as Administrative Agent under this Agreement, then the Required Banks shall appoint from among the Banks a successor administrative agent for the Banks, which successor administrative agent shall (unless an Event of Default under Section 8.1(a) or Section 8.3 with respect to the Company shall have occurred and be continuing) be subject to approval by the Company (which approval shall not be unreasonably withheld or delayed), whereupon such successor administrative agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor administrative agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor administrative agent has accepted appointment as Administrative Agent by the date that is 45 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Banks shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Banks appoint a successor administrative agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

         11.10 SYNDICATION AGENT

         The Syndication Agent shall not have any duties or responsibilities hereunder in its capacity as such.

SECTION 12. MISCELLANEOUS

         12.1 NOTICES

         Unless otherwise specified herein all notices, requests, demands or other communications to or from the parties hereto shall be in writing and shall be deemed to have been duly given and made, in the case of a letter, upon delivery or three days after deposit in the mail registered first class mail, postage prepaid; and in the case of a facsimile, when a facsimile is sent and receipt is telephonically confirmed; provided, however, that notices pursuant to
Section 2.6, 2.8 or 2.12 or any other notices herein which are given by telephone shall not be effective until received by the party to whom notice is given. Unless otherwise specified herein, any such notice, request, demand, or communication shall be delivered or addressed as follows:

                  (a) if to the Company, to it at 5500 Auto Club Drive, Dearborn, Michigan 48126 U.S.A., Attention: Treasurer (or facsimile number 313-390-3322, Attention: Treasurer);

                  (b) if to an Affiliate, to it at the address or facsimile number of the Affiliate designated in the Accession Memorandum of such Affiliate;

                  (c) if to the Administrative Agent, to it at the Notice Office; and

                  (d) if to the Banks, to each Bank at the address set forth in the administrative questionnaire delivered to the Administrative Agent;

or at such other address or facsimile number as either party hereto may designate by written notice to the other party hereto.

         12.2 TERM OF AGREEMENT

         The term of this Agreement shall be until the termination of the Commitments or until the payment in full of the Loans and CAF Advances, whichever occurs last, provided that the obligations of the Company or any Affiliate with respect to any payment required to be made by it under this Agreement shall survive the term of this Agreement.

         12.3 NO WAIVERS

         No failure or delay by the Administrative Agent or any Bank in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         12.4 NEW YORK LAW AND JURISDICTION

         (a) THIS AGREEMENT AND EACH ACCESSION MEMORANDUM SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

         (b) THE COMPANY AND THE AFFILIATES AND THE ADMINISTRATIVE AGENT AND THE BANKS EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND THE APPELLATE COURTS FROM ANY THEREOF, FOR PURPOSES OF ANY ACTION ARISING UNDER THIS AGREEMENT OR ANY ACCESSION MEMORANDUM, OR REGARDING ANY LOANS MADE HEREUNDER, AND EACH HEREBY AGREES THAT ANY DISPUTES RELATING TO THIS AGREEMENT OR ANY ACCESSION MEMORANDUM OR ANY LOANS MADE HEREUNDER SHALL BE RESOLVED ONLY IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK. EACH OF THE FOREGOING PARTIES HEREBY STIPULATES THAT THE VENUES REFERENCED IN THIS
SECTION 12.4(b) ARE CONVENIENT AND EACH WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE RELATING TO THE VENUE OR CONVENIENCE OF SUCH COURTS. IF FOR ANY REASON CLAIMS HEREUNDER CANNOT BE PURSUED IN ANY OF THE FOREGOING COURTS OF NEW YORK, ALL REFERENCES IN THIS SECTION 12.4(b) TO THE COURTS OF NEW YORK SHALL INSTEAD BE DEEMED TO BE REFERENCES TO THE COURTS OF THE STATE OF

MICHIGAN AND OF THE UNITED STATES FOR THE EASTERN DISTRICT OF MICHIGAN. ENFORCEMENT OF FINAL, NONAPPEALABLE JUDGMENTS RECEIVED IN ANY OF THE FOREGOING COURTS MAY ALSO BE SOUGHT IN ANY OTHER APPROPRIATE COURT OR JURISDICTION.

         (c) The Secretary of the Company shall be the agent for service of process with regard to all claims hereunder by the Administrative Agent or Banks against any Affiliate.

         12.5 ENTIRE AGREEMENT

         This Agreement, together with any Accession Memoranda, constitutes the entire understanding between the parties with respect to the subject matter of this Agreement and supersedes any prior discussions, negotiations, agreements and understandings. The parties hereto acknowledge that the general banking or business conditions or any similar bank lending rules or requirements of any organization not having the force of law, now or hereafter in effect shall not be applicable to this Agreement, the Accession Memoranda or any Loans made hereunder to the Company or any Affiliate by the Banks.

         12.6 PAYMENT OF CERTAIN EXPENSES

         (a) Except to the extent otherwise agreed upon in writing by the parties hereto, the Company agrees to pay or reimburse the Administrative Agent for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and any other documents prepared in connection herewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent, with statements with respect to the foregoing to be submitted to the Company prior to the Effective Date (in the case of amounts to be paid on the Effective Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate.

         (b) The Company, with respect to an Event of Default and Event of Default - Bankruptcy and Loans to it, or an Affiliate, with respect to an Affiliate Event of Default by such Affiliate and Loans to such Affiliate, will

                  (i) upon the occurrence of an Event of Default, Event of Default - Bankruptcy, or Affiliate Event of Default, as applicable, pay all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Banks (including counsel fees) in connection with such Event of Default, Event of Default - Bankruptcy, or Affiliate Event of Default and collection and other enforcement proceedings resulting therefrom; and

                  (ii) pay all stamp and other taxes, if any, which may be determined to be payable in connection with the execution and delivery of this Agreement and any Accession Memoranda, or in connection with any modification of any Accession Memoranda or this Agreement or any waiver or consent under or in respect of this Agreement or any Accession Memoranda, and will save the Administrative Agent and the Banks harmless against any loss or liability (including interest and penalties) resulting from nonpayment or delay in payment of any such taxes.

         (c) If an Affiliate borrows a Foreign Currency Loan denominated in the euro from a Foreign Currency Lending Office that is not located in the same Participating Member State as the Affiliate, the Affiliate will pay all reasonable out-of-pocket expenses incurred by the Banks in making such cross-border Loan (but limited solely to expenses directly attributable to the cross-border nature of such Loan, and not including any withholding taxes which are addressed separately by Section 10.4). Each Bank shall take reasonable steps, including without limitation, the designation for purposes of such Loan of a Foreign Currency Lending Office located in a different country (unless it would otherwise be disadvantageous to such Bank in its reasonable judgment) if such steps would avoid or reduce such expenses.

         (d) The Company and the Affiliate jointly and severally agree to pay, indemnify, and hold each Bank and the Administrative Agent and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an "Indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any environmental law applicable to the operations of the Company or any of its Subsidiaries or any of their respective owned or leased properties and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against the Company or any Affiliate (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided, that neither the Company nor any Affiliates shall have any obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, the Company and its Affiliates agree not to assert and to cause their Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to environmental laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 12.6 shall be payable not late than 10 days after written demand therefor.

         (e) The obligations of the Company and the Affiliates under this
Section 12.6 shall survive payment of the Loans.

         12.7 JUDGMENT CURRENCY

         If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from a party borrowing or making Loans hereunder in the currency expressed to be payable hereunder (for purposes of this Section 12.7, the "specified currency") into another currency, the rate of exchange used shall be the Spot Rate on the day that final, nonappealable judgment is given. The obligations of such parties hereunder in respect of any sum due to another party hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Eurodollar Business Day following receipt by a party of any sum adjudged to be so due in such other currency such party may in accordance with normal, reasonable banking or foreign exchange procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such party, in the specified currency, the party which owed such sum agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify the party to which the sum was owed against such loss.

         12.8 CHANGES, WAIVERS, ETC.; ADJUSTMENTS

         (a) Neither this Agreement nor any provision hereof may be amended, supplemented, changed, waived, discharged or terminated orally, but only by a statement in writing signed by the Company and the Required Banks or, with the consent of the Required Banks, the Company and the Administrative Agent; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan or CAF Advance, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the termination date of any Bank's Commitment, in each case without the written consent of each Bank directly affected thereby; (ii) eliminate or reduce the voting rights of any Bank under this Section 12.8 without the written consent of such Bank; (iii) reduce any percentage specified in the definition of Required Banks, consent to the assignment or transfer by the Company of any of its rights and obligations under this Agreement, or release the Company from its guarantee obligations under Section 4 in each case without the written consent of all Banks; (iv) add currencies as Foreign Currencies under this Agreement without the written consent of all Banks; or (v) amend, modify or waive any provision of Section 11 without the written consent of each Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Banks and shall be binding upon the Company, the Affiliates, the Banks, the Agents and all future holders of the Loans. In the case of any waiver, the Company, the Affiliates, the Banks and the Administrative Agent shall be restored to their former position and rights hereunder, and any default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other default or Event of Default, or impair any right consequent thereon.

         (b) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Bank, if any Bank (a "Benefitted Bank") shall receive any payment of all or part of the Obligations owing to it in a greater proportion than any such payment to any other Bank, if any, in respect of the Obligations owing to such other Bank, such Benefitted Bank shall purchase for cash from the other Banks a participating interest in such portion of the Obligations owing to each such other Bank as shall be necessary to cause such Benefitted Bank to share the excess payment ratably with each of the Banks; provided, however, that if all or any portion of such excess payment is thereafter recovered from such Benefitted Bank, such purchase shall be rescinded and the purchase price returned, to the extent of such recovery, but without interest.

         12.9 SEVERABILITY

         If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforceable to the extent permitted by law.

         12.10 SUCCESSORS AND ASSIGNS

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         12.11 COUNTERPARTS

         This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. Complete sets of counterparts shall be delivered to the Company, the Administrative Agent and the Banks.

         12.12 THIRD PARTY BENEFICIARIES

         Each of the Affiliates of the Company and each office, branch or affiliate of the Administrative Agent and the Banks which make Loans or CAF Advances hereunder shall be a third party beneficiary of this Agreement.

         12.13 ELECTRONIC RECORDING

         The parties to this Agreement may electronically record any telephone communications with one another relating to any preliminary or final notices of any Borrowing, CAF Advance Borrowing, or any extension and conversion of Loans pursuant to Section 2.6, 2.8 or 2.12. In the event that any electronically recorded final notice of Borrowing, CAF Advance Borrowing or extension or conversion differs from the terms of the corresponding written notice of Borrowing, CAF Advance Borrowing or extension or conversion, the terms of the electronically recorded notice shall control.

         12.14 AGGREGATION OR COMPARISON OF AMOUNTS IN DIFFERENT CURRENCIES; CALCULATION OF CERTAIN FEES

         Whenever any provision of this Agreement requires the aggregation of two or more amounts denominated in different currencies (e.g., the aggregation of the principal amounts of Loans and CAF Advances outstanding in different currencies), or the comparison of two amounts denominated in different currencies (e.g., the requirement that the principal amount of Foreign Currency Loans not exceed an amount expressed in United States dollars), such amounts denominated in a Foreign Currency shall be notionally converted, for purposes of such aggregation or comparison, to the Equivalent thereof in United States dollars, such that the result of such aggregation or comparison shall be an amount or amounts expressed in United States dollars. Similarly, whenever any provision of this Agreement requires the calculation of a fee as a per annum percentage of a particular amount (e.g., the Utilization Fee), the amounts upon which such fee is to be calculated shall be notionally converted to the Equivalent thereof in United States dollars, so that the result of such calculation shall be a fee amount expressed in United States dollars.


                     [THIS SPACE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                 VISTEON CORPORATION
                                 By: /s/ Mary Winston
                                    -------------------------------------------
                                        Mary Winston
                                 Title: Vice President & Treasurer

                                 JPMORGAN CHASE BANK, as Administrative Agent and as a Bank

                                 By: /s/ Julie S. Long
                                    -------------------------------------------
                                        Julie S. Long
                                 Title: Vice President


                                 BANK OF AMERICA, N.A., as Syndication Agent and as a Bank

                                 By: /s/ Lynn Stetson
                                    -------------------------------------------
                                 Title: Managing Director


SIGNATURE PAGE TO THE
364-DAY/1-YEAR TERM-OUT CREDIT AGREEMENT
JUNE 20, 2002